EXHIBIT 99.1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

CITY OF ST. CLAIR SHORES GENERAL EMPLOYEES RETIREMENT SYSTEM, On behalf of Itself and All Others Similarly Situated, and Derivatively On behalf of Inland Western Retail Real Estate Trust, Inc.,

Plaintiff,	CASE NO.
v.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., INLAND WESTERN REAL ESTATE CORPORATION; THE INLAND GROUP, INC., INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC., INLAND SOUTHWEST MANAGEMENT CORP., INLAND NORTHWEST MANAGEMENT CORP., INLAND WESTERN MANAGEMENT CORP., ROBERT D. PARKS, BRENDA G. GUJRAL, FRANK A. CATALANO, JR., KENNETH H. BEARD, PAUL R. GAUVREAU, GERALD M. GORSKI, BARBARA A. MURPHY, STEVEN P. GRIMES, DANIEL A. GOODWIN, ROBERT A. BAUM, G. JOSEPH COSENZA, AND WILLIAM BLAIR & COMPANY, L.L.C,

JURY TRIAL REQUESTED

Defendants.

CLASS ACTION COMPLAINT AND DERIVATIVE ACTION
FOR VIOLATION OF FEDERAL SECURITIES LAWS AND
FOR BREACHES OF FIDUCIARY DUTIES AND CONTRACT

TABLE OF CONTENTS

I.	PRELIMINARY STATEMENT & SYNOPSIS				1

II.	JURISDICTION AND VENUE				4

III.	PARTIES				4

	A.	Plaintiff			4

	B.	The Entity Defendants			5

		1.	Inland Western Retail Real Estate Trust, Inc.		5

		2.	The Advisor and its Entity Owners		8

			a.	Inland Western Retail Real Estate Advisory Services, Inc.	8

			b.	Inland Real Estate Investment Corporation	9

			c.	The Inland Group, Inc.	9

		3.	The Property Managers		10

			a.	Inland Southwest Management Corporation	10

			b.	Inland Northwest Management Corporation	11

			c.	Inland Western Management Corporation	11

		4.	William Blair & Company, L.L.C.		13

	C.	The Individual Defendants			14

		1.	Principal Stockholders of the Advisor and Property Managers		14

			a.	Daniel Goodwin	14

			b.	Robert H. Baum	15

			c.	G. Joseph Cosenza	15

		2.	Inland REIT’s Directors and Officers Who are Also Shareholders of the Advisor and/or Property Managers		16

i

			a.	Robert D. Parks	16

			b.	Brenda G. Gujral	16

			c.	Steven P. Grimes	17

		3.	The Director Defendants		18

			a.	Frank A. Catalano, Jr.	18

			b.	Kenneth H. Beard	19

			c.	Paul R. Gauvreau	19

			d.	Gerald M. Gorski	19

			e.	Barbara A. Murphy	19

IV.	CLASS ACTION ALLEGATIONS				21

V.	DERIVATIVE DEMAND ALLEGATIONS				22

VI.	SUBSTANTIVE ALLEGATIONS				29

	A.	The Advisory and Property Management Agreements			29

		1.	The Advisory Agreement		29

		2.	The Property Management Agreements		34

	B.	Events Leading Up to the Merger Agreement			36

	C.	The Merger of the Advisor and the Property Managers Into Inland REIT - the Proposed Internalization			39

	D.	The Proxy.			40

		1.	The Proxy’s Proposals		40

		2.	Description of the Merger and the Transfer of Employees		42

		3.	Calculation of Internalization Consideration		43

E.	The Proxy was Materially False and Misleading			45

	1.	The Proxy Contained Materially False and Misleading Financial Statements of the Advisor and the Property Managers		45

		a.	The Advisor was Historically Overpaid in Violation of the Advisory Agreement	46

		b.	Inland REIT Improperly Reimbursed 100% of the Advisor’s Expenses	48

		c.	The Property Managers Were Paid Fees That Exceeded Market Rates	49

	2.	The Proxy Contained Materially False and Misleading Financial Statements About the Advisor “Foregoing” Fees		51

	3.	The Proxy Contained Materially False and Misleading Statements about the Value of the Advisor and the Property Managers and the Fairness of the Internalization Consideration		52

	4.	The Proxy Contains False and Misleading Statements About the Purchase Options		54

	5.	The Proxy Failed to Disclose Material Facts About Strategic Alternatives and Shareholder’s Liquidity Events		55

	6.	The Proxy Contains Materially False And Misleading Statements Fee		57

	7.	The Proxy Contains a False and Misleading “Fairness Opinion.”		57

		a.	The Fairness Opinion Relied Entirely on Faulty Information From Defendants without Any Independent Verification	59

		b.	The Fairness Opinion Was False and Misleading in its Use of Non-Comparable Companies and Transactions	60

		c.	The Proxy and Fairness Opinion Omitted Material Facts About the Advisor’s “Forecasted” Earnings	62

F.	Breaches of Fiduciary Duty			64

	1.	The Fiduciary Duty Defendants		64

	2.	Breaches of the Duties Owed by The Fiduciary Duty Defendants to the Shareholders		65

	3.	The Director Defendants Failed to Enforce the Provisions of the REIT’s Articles of Incorporation, the Advisory and Property Management Agreements	67

	4.	The Fiduciary Duty Defendants Breached Their Fiduciary Duties By Abandoning the Contractually Agreed Upon Purchase Options	69

	5.	William Blair Aided and Rendered Substantial Assistance to The Fiduciary Duty Defendants in Breaching their Fiduciary Duties Owed to the Shareholders	71

VII.	CLAIMS ALLEGED		73

VIII.	REQUEST FOR RELIEF		87

IX.	JURY DEMAND		88

Plaintiff, City of St. Clair Shores General Employees Retirement System, a shareholder of Inland Western Retail Real Estate Trust, Inc. (“Inland REIT” or the “REIT”), individually and on behalf of all other persons similarly situated, and derivatively on behalf of Inland REIT, by its undersigned attorneys, for its Class Action Complaint And Derivative Action For Violation Of Federal Securities Laws And For Breaches Of Fiduciary Duties (“Complaint”) against Defendants, alleges the following based upon personal knowledge as to itself and its own acts, and information and belief as to all other matters based upon, inter alia, the investigation of Counsel, which included a review of United States Securities and Exchange Commission (“SEC”) filings by Inland REIT, other regulatory filings and reports, industry analysts’ reports about the REIT, press releases and other public statements issued by the REIT, and consultations with forensic accounting experts.

I.      PRELIMINARY STATEMENT & SYNOPSIS

1.             This Action seeks to remedy the wrongdoing that was, and continues to be, inflicted upon the public shareholders of Inland Western Retail Real Estate Trust, Inc. (“Inland REIT” or the “REIT”), who have been asked to approve a proposed transaction whereby their fiduciaries will improperly receive excessive and unjustifiable consideration. The proposed transaction consists of Inland REIT’s acquisition of affiliated entities, which are wholly owned, directly or indirectly, by officers and directors of Inland REIT and their affiliates, in exchange for REIT stock valued at $375 million.

2.             On August 17, 2007, Inland REIT informed its shareholders that it had entered into an agreement and plan of merger (the “Merger Agreement”) with the affiliated Advisor and Property Managers that would, if approved, result in the functions of the Advisor and Property Managers being merged with, and internalized into, Inland REIT (the “Internalization”). A Final

Proxy (“Proxy”) seeking approval of the Internalization was filed with the SEC on September 10, 2007. The price-tag for this Internalization is $375 million, comprised entirely of 37,500,000 shares, representing 7.7% of the REIT’s total shares outstanding, of Inland REIT’s common stock (the “Internalization Consideration”).
3.             By virtue of his current ownership of REIT stock and acquiring REIT stock in the Internalization, Defendant Daniel Goodwin, will own over 30 million shares of Inland REIT’s stock valued at over $300 million (using the per share price of $10 used to calculate the Internalization Consideration) after the Internalization is consummated.
4.             On September 10, 2007, Defendants filed and disseminated the Proxy pursuant to which Inland REIT’s shareholders are being asked to approve this improper, self-dealing Internalization. Defendants failed to disclose in the Proxy pertinent and material information about how the Internalization Consideration was determined. Moreover, the information that was disclosed - financial statements which purport to support the fees historically paid to the Advisor and Property Managers in 2005 and 2006 that form the basis for the entities’ valuations supporting the Internalization Consideration - is false and misleading.
5.             First, the fees payable to the Advisor (the “Advisory Fees”) were not calculated in compliance with the terms of applicable contracts. This resulted in the Advisor receiving more than $60 million in overpayments from the REIT in 2005 and 2006 - in direct contravention of specific contractual provisions. In fact, under the contracts, the Advisor should have, but did not, reimburse Inland REIT over $20 million. These material departures from the contract terms governing fees, artificially distorted the Advisor’s earnings and, therefore, its financial and operating results that were used to derive the price to be paid for the Advisor in the Internalization.

6.             Second, the fees payable by Inland REIT to its Property Managers also were not calculated in compliance with the terms of governing contracts. The fees paid by Inland REIT to its Property Managers were significantly above-market and, thus, excessive fees. These excessive fees inflated the Property Managers’ earnings, and therefore, their value in the proposed Internalization.
7.             The Internalization is also timed to circumvent certain provisions set out in the original Advisory and Property Management Agreements that were designed to protect Inland REIT and the shareholders from overreaching by their fiduciaries and to blunt the effect of the inherent conflicts of interest in the REIT being run and managed by the affiliated Advisor and Property Managers. Under the Agreements, in mid-2008, Inland REIT would obtain the right to purchase the Advisor and the Property Managers according to a set formula, which, if properly applied, will, in all likelihood, result in the Advisor and Property Managers receiving as little as zero cash consideration for the same transaction now costing them $375 million.
8.             Consequently, distorted and inflated values have been attributed to the Advisor and the Property Managers, thereby, artificially and improperly inflating the amount of Internalization Consideration to be paid to acquire the Advisor and Property Managers.
9.             None of these material facts were disclosed to the shareholders, in violation of the federal securities laws and state fiduciary duty laws.
10.           Specifically, this Complaint charges Defendants with disseminating a materially false and misleading Proxy in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”), and breaching, or aiding and abetting breaches of, fiduciary duties and contract under state law. Plaintiff brings these claims directly on its own behalf and on behalf of all other public shareholders entitled to vote on the Proxy, and derivatively by Plaintiff on behalf of the Company.

11.           This Complaint also seeks damages on behalf of the Class and injunctive relief to: (a) render null and void any approvals given by shareholders to Inland REIT and its management in response to the materially false and misleading Proxy; (b) rescind the Internalization and Merger, and all ancillary agreements, including employment agreements; and (c) disgorge the Advisor and Property Managers of excessive fees retained in contravention of the Advisory and Property Management Agreements.

II.       JURISDICTION AND VENUE

12.           This Court has jurisdiction over the subject matter of this action pursuant to Section 27 of the Exchange Act, 15 U.S.C. § 78aa, 28 U.S.C. §§1331, 1337, and principles of supplemental jurisdiction.

13.           Venue is proper in this Court pursuant to Section 27 of the Exchange Act, 15 U.S.C. § 78aa, and 28 U.S.C. § 1391. Many of the acts and transactions giving rise to the violations of law complained of herein occurred in this District and certain of the Defendants have their principal places of business or reside within this District.

14.           In connection with the acts, conduct, and other wrongs complained or herein, Defendants used the means and instrumentalities of interstate commerce.

III.   PARTIES

A.           Plaintiff

15.           City of St. Clair Shores General Employees Retirement System (“City of St. Clair Shores GERS” or “Plaintiff”), a citizen of St. Clair, Michigan, held 57,321 shares of Inland REIT stock as of October 30, 2007, and continues to hold shares of Inland REIT stock, as set forth in the accompanying certification (Exhibit A). Plaintiff is entitled to vote on the Proxy and is, thus, a member of the Class. This action is not collusive to confer jurisdiction on a court of the United States, which it would not otherwise have. City of St. Clair Shores GERS has suffered substantial damages as a result of Defendants’ wrongful acts, as alleged herein.

B.            The Entity Defendants

1.                                      Inland Western Retail Real Estate Trust, Inc.

16.           Inland Western Retail Real Estate Trust, Inc. (“Inland REIT” or “the REIT”) is a corporation that was organized under the laws of the State of Maryland on March 5, 2003, with its principal executive offices located at 2901 Butterfield Road, Oak Brook, Illinois. Inland REIT is primarily engaged in the acquisition and ownership of commercial real estate properties, focusing on multi-tenant shopping centers located primarily in states west of the Mississippi River.
17.           Inland REIT was formed by Inland Real Estate Investment Corporation, which it refers to as its Sponsor. Inland Real Estate Investment Corporation is wholly owned by Defendant The Inland Group, Inc., which in turn is controlled by and substantially owned by Individual Defendants Goodwin, Parks, Baum, and Cosenza.
18.           On September 17, 2003, Inland REIT commenced an initial public offering of 250 million shares of common stock at $10 per share and registered 20 million shares at $9.50 each to be distributed according to the Company’s dividend reinvestment program. On December 28, 2004, the SEC cleared Inland REIT’s second offering for the sale of up to 250 million shares of common stock at $10 per share and the issuance of 20 million shares at $9.50 each, to be distributed according to the company’s distribution reinvestment program. As of December 31, 2006, Inland REIT had raised over $4.2 billion in its two public offerings.

19.           Inland REIT’s business model is fundamental. It takes the money raised and acquires the most durable of assets - real estate, a long-lived physical asset with the potential to produce income. As of June 30, 2007, Inland REIT’s portfolio consisted of 288 wholly-owned properties, 16 properties in which it has an interest of between 45% and 95%, and six development joint venture projects in which it has an investment.

20.           Inland REIT operates for federal income tax purposes as a real estate investment trust (“REIT”). A REIT is a business trust combining the capital of many investors to own and, in most cases, operate, income-producing real estate. As a REIT, Inland REIT is not treated for federal income tax purposes as a corporation, and thus, is not taxed at the corporate level on its “real estate investment trust taxable income” that is distributed to shareholders. Inland REIT thereby eliminates “double taxation” on its earnings. In order to qualify as a REIT, Inland REIT must comply with a number of requirements and provisions within the Internal Revenue Code, including that it must:

(a)                                  pay at least 90 percent of its taxable income to shareholders;
(b)                                 derive most of its income from real estate held for the long term;
(c)                                  operate or manage its assets through a Taxable REIT Subsidiary (“TRS”) which can be wholly owned by the REIT; and
(d)                                 be widely held.
21.           The primary responsibility of Inland REIT, the Advisor, the Property Managers and the Individual Defendants is to preserve and protect the equity or value of Inland REIT’s real estate assets. Inland REIT’s Prospectus dated January 21, 2004 (“Prospectus”) stated that its three primary investment objectives are: (1) to make regular distributions to the stockholders, which may be in amounts which may exceed its taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of its taxable income; (2) to provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting them to increase distributions and realize capital appreciation; and (3) to preserve stockholders’ capital.

22.           Inland REIT is a public unlisted REIT, meaning that, (1) it is public because it is registered with the SEC, can sell to the investing public rather than only to “qualified investors” and is required to file reports with the SEC; and (2) it is unlisted because its securities are not listed on a national stock exchange.

23.           There is no public trading market for the shares of Inland REIT’s common stock. Inland REIT states that it may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. Inland REIT’s Prospectuses dated September 15, 2003 and December 21, 2004 both state that Inland REIT anticipated that by September 15, 2008, its board will determine when, and if, to apply to have shares of Inland REIT common stock listed for trading on a national stock exchange or included for quotation on a national market system. The Prospectuses further state that if the board determines that it is not feasible to list shares or include them in a national market system by September 15, 2008, it may decide to: (i) sell the REIT’s assets individually; (ii) list shares at a future date; or (iii) liquidate within ten years of such date.

24.           With no direct employees of its own prior to the consummation of the Internalization, substantially all of Inland REIT’s business is conducted through its Advisor and Property Managers.

2.                                      The Advisor and its Entity Owners

25.           The following chart depicts the ownership interests among certain of the Defendants named infra:

a.                                       Inland Western Retail Real Estate Advisory Services, Inc.

26.           Inland Western Retail Real Estate Advisory Services, Inc. (“Advisor”) is an Illinois corporation and a wholly-owned subsidiary of Inland REIT’s Sponsor, Inland Real Estate Investment Corporation, which is wholly owned by The Inland Group, and which is controlled by Individual Defendants Goodwin, Parks, Baum and Cosenza.

27.           The Advisor was formed in 2003 and since its inception, its sole business has been to serve as business manager and advisor to Inland REIT. Since 2003, the Advisor has been responsible for the day-to-day operations of Inland REIT, including negotiating the acquisition of its properties, overseeing the Property Managers, administering its bookkeeping, accounting and legal functions, investor relations and consulting with the Board of Directors on policy decisions.

28.           On December 28, 2004, the Advisor entered into the Second Amended and Restated Advisory Agreement (“Advisory Agreement”) with Inland REIT.  Under its Advisory

Agreement, the Advisor is responsible for overseeing Inland REIT’s day-to-day operations, as described in ¶¶ 105-107, infra.

29.           In addition to its direct involvement with the wrongs complained of herein, by reason of its position, and intimate involvement in the day-to-day management of Inland REIT and in its advisory role to Inland REIT and its Board of Directors, the Advisor was a controlling person of Inland REIT and had the power to cause (and did cause) Inland REIT to engage in the conduct complained of herein.

b.                                       Inland Real Estate Investment Corporation

30.           Inland Real Estate Investment Corporation (the “Sponsor”) is Defendant Inland REIT’s Sponsor and was instrumental in Inland REIT’s organization as a REIT.  The Sponsor maintains its principal executive offices at 2901 Butterfield Road, Oak Brook, Illinois.

31.           The Sponsor wholly owns and controls the Advisor.

c.                                       The Inland Group, Inc.

32.           The Inland Group, Inc. (“The Inland Group”) is a group of companies that have been engaged in real estate-related businesses for over 35 years. Their affiliated companies are active in property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. The Inland Group maintains its principal executive offices at 2901 Butterfield Road, Oak Brook, Illinois.

33.           The Inland Group was started by Defendants Goodwin, Parks, Baum and Cosenza in 1967, and incorporated the following year. As of January 1, 2004, each of the four founders served as officers or directors of The Inland Group.

34.           The Inland Group owns the Sponsor, which in turn, owns the Advisor. Accordingly, as stated in Inland REIT’s Prospectus, the Advisor is indirectly controlled by The Inland Group.

3.                                      The Property Managers

35.           Since its inception, Inland REIT has utilized the services of three Property Managers to furnish it with property management services under the terms of a property management agreement for each designated property. Inland REIT is a party to three separate Master Management Agreements (discussed below) with each of its Property Mangers as well as individual property management agreements for each specific property under management. The Property Managers are owned by individuals who are affiliates of the Advisor.

a.                                       Inland Southwest Management Corporation

36.           Inland Southwest Management Corporation (“ISMC”) is a Property Manager for Inland REIT’s investment properties located in the states of Alabama, California, Colorado, Delaware, Georgia, Kentucky, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, and Washington.  ISMC conducts its property management activities primarily from offices located in Smyrna, Georgia, Huntsville, Alabama, and Knoxville, Tennessee. ISMC maintains its principal executive office at 2901 Butterfield Road, Oak Brook, Illinois 60523.

37.           ISMC was formed on November 10, 2003 and is a Delaware corporation owned primarily by individuals affiliated with Inland REIT, including Defendants Parks, Goodwin, Baum and Cosenza.

38.           ISMC entered into a Master Management Agreement with Inland REIT on November 11, 2003. ISMC furnishes property management services (such as rental, leasing, operation and management services), including preparing a monthly income report, budget variance report and annual operating budget, pursuant to its property management agreements for each designated property in the Inland REIT’s portfolio.

b.                                       Inland Northwest Management Corporation

39.           Inland Northwest Management Corporation (“INMC”) is a Property Manager for the Inland REIT’s investment properties located in the Northwest United States. INMC conducts its property management activities primarily from its principal executive office at 2901 Butterfield Road, Oak Brook, Illinois 60523.

40.           INMC was formed on November 10, 2003 and is a Delaware corporation owned primarily by individuals affiliated with Inland REIT, including Defendants Parks, Goodwin, Baum and Cosenza.

41.           INMC entered into a Master Management Agreement with Inland REIT on November 11, 2003. INMC furnishes property management services (such as rental, leasing, operation and management services), including preparing a monthly income report, budget variance report and annual operating budget, pursuant to its property management agreements for each designated property in Inland REIT’s portfolio.

c.                                       Inland Western Management Corporation

42.           Inland Western Management Corporation (“IWMC”) is a Property Manager for Inland REIT’s investment properties located in the Western United States. IWMC conducts its property management activities primarily from its principal executive office at 2901 Butterfield Road, Oak Brook, Illinois 60523.

43.           IWMC was formed on January 30, 2003 and is a Delaware corporation owned primarily by individuals affiliated with Inland REIT, including Defendants Parks, Goodwin, Baum and Cosenza.

44.           IWMC entered in to a Master Management Agreement with Inland REIT on September 13, 2003. IWMC furnishes property management services (such as rental, leasing, operation and management services), including preparing a monthly income report, budget variance report and annual operating budget, pursuant to its property management agreements for each designated property in Inland REIT’s portfolio.

45.           In addition to their involvement with the wrongs complained of herein, by reason of their positions and their management roles to Inland REIT and Inland REIT’s Board of Directors, the Property Managers were controlling persons of Inland REIT and had the power to cause (and did cause) Inland REIT to engage in the conduct complained of herein.

46.           Collectively, ISMC, INMC, and IWMC are referred to herein as the “Property Managers.”

47.           In addition to their direct involvement with the wrongs complained of herein, by reason of their affiliation with the Advisor and Property Managers, their service as Advisor and Property Managers of the REIT, and their authority and ability to make public statements in the name of Inland REIT, the Advisor, the Property Managers, the Sponsor and the Inland Group were controlling persons of Inland REIT and had the power to cause (and did cause) Inland REIT to engage in the conduct complained of herein.

48.           By reason of their affiliation with the Advisor and Property Managers, their service as Advisor and Property Managers of the REIT, and their authority and ability to make public statements in the name of Inland REIT, the Advisor, the Property Managers, the Sponsor and the Inland Group had access to the undisclosed information discussed herein with respect to the Advisor and Property Managers’ operations and financial statements, and the ability to cause and direct that such information be disseminated, and to promptly correct any previously disseminated information that was false and misleading to the market.

The Advisor, the Property Managers, the Sponsor, and the Inland Group are also liable as primary violators for making and causing to be made false and misleading statements that may operate to mislead Inland REIT shareholders in exercising their right to vote on the proposals contained in the Proxy.

4.                                      William Blair & Company, L.L.C.

49.           William Blair & Company, L.L.C. (“William Blair”) is a limited liability corporation with its principal executive offices located at 222 West Adams Street, Chicago, Illinois 60606. Defendant William Blair is a Chicago-based investment firm offering investment banking, asset management, equity research, institutional and private brokerage, and private capital to individual, institutional, and issuing clients.

50.           On June 16, 2006, certain Defendants retained William Blair to participate in negotiating the possible internalization as well as to opine on the fairness of the consideration to be paid in connection with the Internalization. On August 14, 2007, William Blair provided an oral and written opinion, that was incorporated into the Proxy, stating that the Internalization Consideration to be paid by Inland REIT was financially fair to Inland REIT and its stockholders (“William Blair Opinion”).

51.           Pursuant to a letter agreement dated June 19, 2006, William Blair was paid a retainer fee of $100,000 and was paid $550,000 upon the delivery of the William Blair Opinion. The June 19, 2006 letter agreement also provided that William Blair will be entitled to receive an additional fee of $350,000 upon consummation of the Internalization.

52.           Defendant William Blair is liable as a primary violator for making false and misleading statements that may operate to mislead Inland REIT shareholders in exercising their right to vote on the proposals contained in the Proxy, and liable for aiding and abetting the Advisor, the Property Managers, the Sponsor and the Inland Group in breaching their fiduciary duties to the shareholders.

C.            The Individual Defendants

1.                                      Principal Stockholders of the Advisor and Property Managers

a.                                       Daniel Goodwin

53.           Daniel Goodwin (“Goodwin”) is Chairman and President of The Inland Group, Inc., the Sponsor. He is Chairman and Chief Executive Officer of The Inland Real Estate Group of Companies, Inc., Chairman of the Board of Inland Real Estate Corporation, a public REIT, Chairman of the Board of Inland Bancorp, a multi-bank holding company whose subsidiaries include residential and commercial mortgage companies, alternative real estate loan companies and full service banks.

54.           According to the Proxy, in connection with the Merger Agreement and proposed Internalization, Goodwin negotiated on behalf of the Advisor and Property Managers. And, as part of the proposed Internalization, Goodwin entered into a three-year, unpaid consulting agreement with Inland REIT.

55.           Goodwin is the controlling shareholder of The Inland Group, the ultimate owner of the Advisor, and, along with Parks, Consenza, Baum, and Gurjal, owns substantially all of the Advisor’s stock. Goodwin is also a shareholder of the Property Managers. Together Goodwin, Parks, Cosenza, Grimes, Gurjal, and Baum own in the aggregate greater than 50% of the stock of each of the Property Managers.

56.           Goodwin has a material financial interest in the Internalization. Goodwin will receive a substantial amount of Inland REIT stock if the Internalization is consummated. By virtue of his current direct or indirect ownership of Inland REIT stock and his acquiring Inland REIT stock in the Internalization, Goodwin will, subsequent to the Internalization, own over 30 million shares of Inland Stock valued at over $300 million. In addition, Goodwin will own a substantial percentage, 6.3% of all outstanding shares of Inland REIT stock, if the Internalization is consummated due to the combination of stock (1) purchased by him or his family, (2) received by him in the Internalization, (3) purchased by The Inland Group, Inc., of which he is considered to have share control, and (4) to be received by The Inland Group, Inc., as a result of the Internalization, of which he is considered to have shared control.

b.                                       Robert H. Baum

57.           Robert H. Baum (“Baum”) currently serves as Vice Chairman and Executive Vice President-General Counsel of The Inland Group, Inc. In his capacity as General Counsel, Baum is responsible for the supervision of the legal activities of The Inland Group, Inc., and its affiliates. This responsibility includes the supervision of The Inland Group Law Department and serving as liaison with outside counsel.

58.           As described in ¶ 55, supra, Baum has a material financial interest in the consummation of the Internalization.

c.                                       G. Joseph Cosenza

59.           G. Joseph Cosenza (“Cosenza”) is a Director and Vice Chairman of The Inland Group, Inc. and oversees, coordinates and directs Defendant Inland REIT’s many enterprises. As part of the proposed Internalization, Cosenza entered into a three-year, unpaid consulting agreement with Inland REIT.

60.           As described in ¶ 55, supra, Cosenza has a material financial interest in the consummation of the Internalization.

2.                                      Inland REIT’s Directors and Officers Who are Also Shareholders of the Advisor and/or Property Managers

a.                                       Robert D. Parks

61.           Robert D. Parks (“Parks”) has been Chairman and a Director of Defendant Inland REIT since March 5, 2003.  Parks is also involved with the Advisor and its Affiliates:

(a)                                  as a stockholder of the Property Managers;
(b)                                 as a stockholder of The Inland Group;
(c)                                  as a Director of the Inland Group, and is one of its four original principals; and
(d)                                 as Chief Executive Officer and a Director of the Sponsor, which is the parent company of the Advisor.
62.           In addition, Parks is currently Chairman of Inland American Real Estate Trust, Inc., and President and Director of Inland Real Estate Exchange Corporation.

63.           Parks has a material financial interest in the Internalization. See ¶ 55. If the Internalization is consummated, Parks will receive shares of the Inland REIT common stock valued at approximately $6.8 million due to his ownership of stock in The Inland Group and the Property Managers.

b.                                       Brenda G. Gujral

64.           Brenda G. Gujral (“Gujral”) has been Chief Executive Officer of Defendant Inland REIT since 2005 and a Director since March 5, 2003. Defendant Gujral is also involved with the Advisor and its Affiliates:

(a)                                  as a stockholder of the Property Managers;
(b)                                 as a stockholder of the Inland Group;

(c)                                  as President, Chief Operating Officer and Director of the Sponsor, which is the parent company of the Advisor.
65.           In addition, Gujral is currently President, Chief Operating Officer and a Director of Inland Securities Corporation, Director of Inland Investment Advisors, Inc., Chairman of Inland Real Estate Exchange Corporation, and President and Director of Inland American Real Estate Trust, Inc.

66.           Gujral has a material financial interest in the Internalization. See ¶ 55. If the Internalization is consummated, Gujral will receive shares of the Inland REIT common stock valued at approximately $1.3 million due to her ownership of stock in The Inland Group and the Property Managers.

c.                                       Steven P. Grimes

67.           Steven P. Grimes (“Grimes”) has served as Treasurer and Principal Financial Officer of Inland REIT since 2004. Grimes also has been the Chief Financial Officer of the Advisor since February 2004 and a stockholder of one or more of the Property Managers.

68.           Grimes has a material financial interest in the Internalization. See ¶ 55. If the Internalization is consummated, Grimes will receive shares of the Inland REIT common stock valued at approximately $380,000 due to his holdings as a stockholder of “one or more of the Property Managers.”

69.           In addition, contingent on and to be effective upon the Internalization, Inland REIT entered into an employment agreement with Grimes whereby Inland REIT will pay Grimes $300,000 per year, pro-rated for the remainder of 2007 in addition to a bonus, as determined by the Sponsor, in its sole discretion.

70.           Inland REIT has no employees, and its executive officers do not receive any compensation in any form (e.g. cash, equity awards, or perquisites) from Inland REIT for their

services as the REIT’s officers.   Instead, the executive officers are employees of The Inland Group, or its subsidiaries and their affiliates.

71.           Inland REIT does not have any input into the compensation the Advisor pays Inland REIT’s executive officers. Similarly, Inland REIT does not know (or have control over) what the objectives of the Advisor and its affiliates are with respect to their compensation programs, what those compensation programs are designed to reward, what elements are included in those compensation programs, why those entities chose to pay each element included in their compensation programs, how those entities determine the amount (and, where applicable, the formula) for each element to pay, or how each compensation element and those entities’ decisions regarding that element fit into those entities’ overall compensation objectives and affect decisions regarding other elements. Because of this, the interests of Inland REIT’s executive officers, including Defendants Gujral and Grimes, are not aligned with the REIT or the REIT’s shareholders.

3.                                      The Director Defendants

a.                                       Frank A. Catalano, Jr.

72.           Frank A. Catalano, Jr. (“Catalano”) has been a Director of Inland REIT since March 5, 2003.

73.           Catalano was an original member of the special committee of the Board of Directors formed to evaluate the Internalization and its alternatives (“Special Committee”). However, on July 5, 2006, Inland REIT’s Board of Directors considered whether Catalano, who had a then existing financial relationship with Inland affiliates, would be considered “independent” under the various definitions of independence applicable to the Inland REIT directors. Ultimately, the Board of Directors concluded that there was a question as to whether

Catalano could truly be characterized as independent and announced that: “[t]o avoid any perceived impairment of the independence of the special committee members, Mr. Catalano resigned from the special committee.”

b.                                       Kenneth H. Beard

74.           Kenneth H. Beard (“Beard”) has been a Director of Inland REIT since March 5, 2003. Beard is a member of the Special Committee and a member of the Audit Committee.

75.           Beard serves as chairman of the foundation board of the Wellness House in Hinsdale, Illinois, a cancer support organization, of which Defendant Robert A. Baum is a member of the Board of Directors.

c.                                       Paul R. Gauvreau

76.           Paul R. Gauvreau (“Gauvreau”) has been a Director of Inland REIT since March 5, 2003. Gauvreau is the chairperson of the Special Committee and a member of the Audit Committee.

77.           Gauvreau serves as a Trustee of Benedictine University, along with Defendant Goodwin.

d.                                       Gerald M. Gorski

78.           Gerald M. Gorski (“Gorski”) has been a Director of Inland REIT since July 1, 2003. Defendant Gorski is a member of the Special Committee and a member of the Audit Committee.

e.                                       Barbara A. Murphy

79.           Barbara A. Murphy (“Murphy”) has been a Director of Inland REIT since July 1, 2003. Murphy is a member of the Special Committee and a member of the Audit Committee.

80.           Defendants Parks, Gurjal, Catalano, Beard, Gauvreau, Gorski, and Murphy are collectively referred to herein as “Director Defendants.”

81.           The Director Defendants along with Defendants Goodwin, Parks, Cosenza, Grimes, Gurjal and Baum are collectively referred to herein as the “Individual Defendants.”

82.           In addition to their direct involvement with the wrongs complained of herein, by reason of their membership on Inland REIT’s Board of Directors, their service as an executive officer of the REIT, their affiliation to the Advisor and the Property Managers, and/or their authority and ability to make public statements in the name of Inland REIT, the Individual Defendants were controlling persons of Inland REIT and had the power to cause (and did cause) Inland REIT to engage in the conduct complained of herein.

83.           Because of their Board memberships with Inland REIT, their service as an executive officer of the REIT, their affiliation to the Advisor and the Property Managers, and/or their authority and ability to make public statements in the name of Inland REIT, each of the Individual Defendants had access to the undisclosed information discussed herein with respect to the Advisor’s and Property Managers’ operations and financial statements, and further they each had the ability to cause and direct that such information be disseminated, and the duty to promptly correct any previously disseminated information that was false and misleading to the market.

84.           Each Individual Defendant is liable as a primary violator for making false and misleading statements that may operate to mislead Inland REIT shareholders in exercising their right to vote on the proposals contained in the Proxy.

IV.           CLASS ACTION ALLEGATIONS

85.           This is a class action pursuant to Rule 23(a), (b)(2), and/or (b)(3) of the Federal Rules of Civil Procedure on behalf of a Class of all persons who are entitled to vote on the matters that were the subject of the Schedule 14A Proxy Statement that was filed with the SEC on September 10, 2007, pursuant to Section 14(a) of the Exchange Act, by Inland REIT and Defendants as amended or supplemented, and who suffered harm as a result of the actions complained of herein. (“Class”)

86.           Excluded from the Class are the Defendants named herein, the officers and directors of Defendant entities at all relevant times, members of each Individual Defendant’s immediate family, any entity in which any Defendant has a controlling interest, and the legal affiliates, representatives, heirs, controlling persons, successors, and predecessors in interest or assigns of any such excluded party.

87.           As of August 1, 2007, Inland REIT had 450,546,425 shares of common stock outstanding held by over 115,000 shareholders. Members of the Class are so numerous that joinder of all members is impracticable.

88.           Plaintiff’s claims are typical of the claims of the members of the Class, because Plaintiff and all of the Class members sustained damages arising out of Defendants’ wrongful conduct.

89.           Plaintiff will fairly and adequately protect the interests of all Class members and has retained counsel experienced and competent in class and securities litigation. Plaintiff has no interest contrary to, or in conflict with, the members of the Class that Plaintiff seeks to represent.

90.           A class action is superior to all other available methods for the fair and efficient adjudication of this controversy, since joinder of all members is impracticable. Furthermore, as the damages suffered by individual members may be relatively small, the expense and burden of individual litigation make it impossible for Class members individually to redress the wrongs done to them. There will be no difficulty in the management of this action as a class action.

91.           Final injunctive relief is appropriate with respect to the Class as a whole because Defendants have acted on grounds generally applicable to the entire Class.

92.           Questions of law and fact common to the members of the Class predominate over any questions that may affect only individual members, in that Defendants have acted on grounds generally applicable to the entire Class. Among the questions of law and fact common to the Class are:

(a)                                  Whether Inland REIT, the Advisor, the Property Managers, and the Individual Defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder by causing a materially false and misleading Proxy to be issued;

(b)                                 Whether the Advisor, the Property Managers, and the Individual Defendants breached their fiduciary duties to the members of the Class or aided others in the breaches of fiduciary duties, by engaging in the conduct alleged herein; and

(c)                                  Whether the members of the Class have sustained damages and, if so, the proper measure of such damages.

V.            DERIVATIVE DEMAND ALLEGATIONS

93.           Plaintiff did not make a demand upon the Board of Directors of Inland REIT prior to or at the time of the filing of this Complaint to bring action against the directors and officers of Inland REIT and the other culpable parties named herein, because doing so was excused or would have been futile.

94.           Director Defendants Parks, Gujral, Catalano, Beard, Gauvreau, Gorski, and Murphy comprise Inland REIT’s Board of Directors.

95.           Because of at least the following reasons, the majority of the Director Defendants currently serving on Inland REIT’s Board of Directors are so personally and directly conflicted or committed to the decisions in dispute that they could not reasonably have been expected to respond to a demand to act in good faith and within the ambit of the business judgment rule:

(a)                                  Each of the Director Defendants had a financial interest in or permitted and countenanced the historic overpayment by Inland REIT of the Advisor and Property Managers.

(b)                                 Each of the Director Defendants approved the Internalization and publicly stated that the Internalization was “fair to [] the [] stockholders of [the] company”, and recommended in the Proxy that each shareholder vote for the Internalization.

(c)                                  Each Director Defendant is a signatory of the Proxy, which is alleged herein to contain materially false and misleading statements.

(d)                                 Defendant Catalano has previously been declared no independent and removed from the Special Committee.

(e)                                  Defendants Parks and Gujral are stockholders of the Property Managers and of The Inland Group, the ultimate owner of the Advisor, and as a result will receive shares of Inland REIT common stock valued at approximately $6.8 million and $1.3 million, respectively, upon consummation of the Internalization.

(f)                                    Defendants Beard, Gauvreau, Gorski and Murphy comprise the members of the Special Committee which purportedly investigated, evaluated, and reviewed the terms of the Internalization and, prior to the dissemination of the Proxy, approved the Internalization, and gave their recommendation to the Class to approve the Merger.

96.           Moreover, Inland REIT’s Articles of Incorporation stated that each of the Director Defendants  serves in a fiduciary capacity to the REIT and has  a fiduciary duty to the shareholders of the REIT, including a specific fiduciary duty to supervise the relationship of the REIT with the Advisor and the Property Managers.  Each of the Director Defendants is responsible for, among other things (see ¶¶ 205-207, infra), supervising the performance of the Advisor and the Property Managers, to justify the compensation paid to the Advisor and the Property Managers by the REIT, to confirm that the provisions of the Advisor and Property Manager Agreements are being carried out and evaluating the performance of the Advisor and the Property Managers before renewing their Agreements. It was incumbent on these Director Defendants to implement appropriate measures to assure that the Advisor and the Property Managers did not become vehicles for wrongful self-dealing, but instead, as outlined in ¶¶ 203, 208-218, infra, these Director Defendants failed to implement such measures, and consequently breached the fiduciary duties of loyalty, good faith and due care that they owed to Inland REIT and the Inland REIT shareholders. Accordingly, each Director Defendant has subjected him or herself to a substantial risk of personal liability for breach of fiduciary duty because of his or her gross negligence in failing to prevent or remedy the Advisor’s and Property Managers’ improper self-dealing with Inland REIT, and instead causing and allowing the Advisor and Property Managers to be significantly overpaid and renewing their contractual arrangements with Inland

REIT, all to the detriment of Inland REIT and its shareholders. Each Director Defendant, therefore, has rendered him or herself incapable of impartially considering a shareholder demand.

97.           In addition, with the exception of Defendants Parks and Gujral, each of the Director Defendants is paid an annual fee of $15,000 to serve as a Director, and receives $500 for attending in-person, or $350 for attending by telephone, each meeting of the Board, and $1,000 for attending, whether in person or via telephone, special meetings. Also, Defendants Beard, Gauvreau and Gorski are members of the Audit Committee and each receive $750 for attending an audit committee meeting in person or $500 for attending via telephone. And, Defendants Beard, Gauvreau, Gorski, and Murphy are the members of the Special Committee and received $1,000 for attending each meeting of the Special Committee. The following table summarizes the compensation paid in 2006:

	Fees earned or paid in cash	Option Awards	Total
Frank Catalano	$30,200	$350	$30,550
Kenneth H. Beard	$33,750	$350	$34,100
Paul R. Gauvreau	$37,850	$350	$38,200
Gerald M. Gorski	$34,950	$350	$35,300
Barbara A. Murphy	$31,250	$350	$31,600
98.           In addition, according to the Proxy, the members of the Special Committee met at least 22 times between March 2006 and August 2007. Therefore, Defendants Beard, Gauvreau, Gorski, and Murphy also received compensation of at least $22,000 for their service as the members of the Special Committee.

99.           Moreover, certain of the Director Defendants have minimal stock ownership in the REIT:

Number of Shares Beneficially Owned
(Includes 4,000 shares issuable upon exercise of options granted under Independent Director Stock Option Plan)

Frank Catalano	7,148
Gerald M. Gorski	6,375
Barbara A. Murphy	4,000
100.         Because these Director Defendants, especially Defendants Catalano, Gorski, and Murphy, beneficially own a minimal number of shares of the REIT and receive tens of thousands of dollars to serve as Directors of the REIT and on Board committees, their interests are not aligned with the REIT’s shareholders but instead they are financially motivated to retain their directorships. Thus, any interest these Director Defendants may have had in ensuring that the REIT’s stock value would not be diluted in the Internalization was outweighed by the Director Defendants’ fees they received as members of the Special Committee and the fees they continue to receive for serving as members of the Audit Committee and as a director generally.

101.         The following chart summarizes the conflicts which permeated the Inland REIT’s Board of Directors rendering them interested or lacking in independence and rendering demand futile:

	Ownership Interest in Advisor and/or Property Managers?	Multiple Directorships?	Membership in Pertinent Board Committees?	Charged with Oversight of the Advisor and Property Managers?	Stock Ownership/ Directors’ Fees Paid in 2006	Interested/ Demand Excused

Robert Parks	Director of The Inland Group; One of four principals owning the Advisor and the Property Managers	Chairman of Inland American Real Estate Trust, Inc. President, CEO and a director of Inland Real Estate Corporation Director of Inland Real Estate Exchange Corporation		Yes.	180,825 shares	✓

Brenda Gujral	President, COO and a director of the Sponsor Stockholder of the Property Managers and TIGI, the ultimate owner of the Business Manager/Ad visor

President, COO and a director of Inland
Securities Corporation

Director of Inland Investment Advisors, Inc.

Chairman of the board of Inland Real Estate Exchange Corporation

President and a director of Inland American Real Estate Trust, Inc.

				Yes.		✓

Frank A. Catalano, Jr.			Member of Special Committee, resigned on July 5, 2006 due to “then existing financial relationship with Inland”	YES	7,1478 shares $30,550 in fees	✓

Kenneth H. Beard	Serves as chairman of the foundation board of the Wellness House in Hinsdale, Illinois, a cancer support organization; Robert A. Baum is a member of the Board of Directors.	Member of Special Committee Member of Audit Committee	YES	63,320 shares $34,100 in fees	✓

Paul R. Gauvreau	Serves as Trustee of Benedictine University with Daniel Goodwin	Member of Special Committee; Member of Audit Committee	YES	115,732 shares $38,200 in fees	✓

Gerald M. Gorski		Member of Special Committee; Member of Audit Committee	YES	6,375 shares $35,300 in fees	✓

Barbara A. Murphy		Member of Special Committee; Member of Audit Committee	YES	4,000 shares $31,600 in fees	✓
102.         For these reasons, each Director Defendant was so directly conflicted or committed to the decisions in dispute and could not reasonably have been expected to impartially consider or respond to a demand in good faith and within the ambit of the business judgment rule. Thus, a demand on the Director Defendants would have been futile.

103.         Each Director Defendant could not have been expected to have acted in the best interest of Inland REIT in their consideration of a demand because they were directly involved in the mismanagement of Inland REIT and self-dealing practices within Inland REIT as alleged herein, and by their actions, were deeply implicated in the breach of fiduciary duty claims brought derivatively in this action.

104.         Because each Director Defendant was deeply and directly involved in the wrongdoing alleged herein, and had ample opportunity to consider and reconsider the Advisor’s and Property Managers’ self-dealing misconduct in managing Inland REIT and in formulating and proposing the Internalization, it is highly unlikely that a demand by the Plaintiff would have led to a resolution of the dispute prior to litigation.

VI.                                SUBSTANTIVE ALLEGATIONS

A.                                    The Advisory and Property Management Agreements

1.                                      The Advisory Agreement

105.         As an externally-managed REIT, Inland REIT’s day-to-day operations are conducted by the Advisor through the authority delegated to it under Inland REIT’s Articles of Incorporation and the Second Amended and Restated Advisory Agreement, entered on December 28, 2004 (“Advisory Agreement”). The Advisory Agreement had an initial term of one year and was renewable for successive one-year terms upon the mutual consent of the parties.

106.         The Advisory Agreement states that the Advisor generally has responsibility for furnishing advice, recommendations and providing services to Inland REIT with respect to all aspects of its business.

107.         The duties and responsibilities of the Advisor are enumerated in Section 2 of the Advisory Agreement and included, but were not limited to:

(2) DUTIES OF THE ADVISOR. . .

(a) Present to the Company a continuing and suitable real estate investment program and opportunities to make investments in Real Properties consistent with the investment policies of the

Company and the investment program adopted by the Board of Directors and in effect at the time and furnish the Company with advice with respect to the making, acquisition, holding and disposition of investments and commitments therefore...;

(b) Manage the Company’s day-to-day investment operations, subject to the final paragraph of this Section 2, to effect the investment program adopted by the Board of Directors and perform or supervise the performance of such other administrative functions necessary in connection with the management of the Company as may be agreed upon by the Advisor and the Company;

(c) Serve as the Company’s investment advisor, subject to the final paragraph of this Section 2, in connection with policy decisions to be made by the Board of Directors and, as requested, furnish reports to the Board of Directors and provide research, economic and statistical data in connection with the Company’s investments and investment policies;

(d) On behalf of the Company, investigate, select and conduct relations with lenders, consultants, accountants, brokers, property managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, banks, builders and developers, sellers and buyers of investments and persons acting in any other capacity specified by the Company from time to time, and enter into contracts with, retain and supervise services performed by such parties in connection with investments which have been or may be acquired or disposed of by the Company;

(e) Cooperate with the Management Agent in connection with property management services and other activities relating to the Company’s assets as the Advisor shall deem appropriate in the particular circumstances, subject to the requirement that the Advisor or the Management Agent, as the case may be, qualifies as an “independent contractor” as that phrase is used in connection with applicable laws, rules and regulations affecting REITs that own Real Property;

(f) Upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, acquiring and disposing of investments, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests securing investments;

(g) Assist in negotiations on behalf of the Company with investment banking firms and other institutions or investors for public or private sales of securities of the Company or for other financing on behalf of the Company, but in no event in such a way that the Advisor shall be acting as a broker, dealer, underwater or investment advisor in securities of or for the Company;

*                  *              *

(j) Supervise the preparation and filing and distribution of returns and reports to governmental agencies and to investors and act on behalf of the Company in connection with investor relations;

*                  *              *

(l) Advise the Company of the operating results of the Company properties, to cause the Manager to prepare on a timely basis, and to review, for such properties operating budgets, maintenance and improvement schedules, one, three and five year projections of operating results and such other reports as may be appropriate;

(m) As requested by the Company, make reports to the Company of its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business of the Company;

(n) Prepare on behalf of the Company all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

(o) Undertake and perform all services or other activities necessary and proper to carry out the investment objectives of the Company.

108.         In exchange for its services to Inland REIT, the Advisor received various fees as set forth in the Advisory Agreement:

(a)                                  Advisor Asset Management Fee of not more than 1% of the Average Invested Assets. This fee will be payable quarterly in an amount equal to one fourth of 1 % of the Average Invested Assets of the Company as of the last day of the immediately preceding quarter. The Advisor may be required to reimburse the Company certain sums out of this fee pursuant to a formula provided in the Advisory Agreement: “the Advisor will reimburse the Company for the amounts, if any, (i) by which the Total Operating Expenses (including the Advisor Asset Management Fee) of the Company for such Fiscal Year exceeded the greater of: (a) 2% of the total of the Company’s Average Invested Assets for such Fiscal Year; or (b)

25% of the Net Income for such Fiscal Year; PLUS (ii) equal to any deficit between the total amount of distributions to Stockholders for such Fiscal Year and the Current Return...”
(b)                                 Incentive Advisory Fee equal to 15% of the remaining proceeds from the sale of Real Properties after the Stockholders have first received: (i) their Cumulative Return; and (ii) the return of their Invested Capital. At such time as the business of the Advisor is acquired by or consolidated into the Company pursuant to Section 12 hereof, the Incentive Advisory Fee shall also terminate; and
(c)                                  Property Disposition Fee, payable upon the sale of a Real Property equal to the lesser of: (i) 3% of the contracted for sales price of the Real Property or (ii) 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such property (“Competitive Real Estate Commission”). The amount paid to the Advisor, when added to the sums paid to unaffiliated parties, shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price. Payment of such Property Disposition Fee shall be made only if the Advisor provides a substantial amount of services in connection with the sale of the particular parcel(s) of Real Property.
109.         The Advisor was also reimbursed for certain expenses:

(a)                                  Acquisition Expenses, for the expenses attendant to Property acquisitions, in an aggregate amount not in excess of 0.5% of (i) the Gross Offering Proceeds, and (ii) the gross proceeds from the sale of up to 20,000,000 Shares pursuant to the Company’s Distribution Reinvestment Program, PROVIDED THAT the Acquisition Expenses respecting any specific Property acquired by the Company shall not exceed 6% of the gross purchase price of that Property;
(b)                                 Reimbursement for the cost to the Advisor and its Affiliates for:

(i)            the cost to the Advisor or its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties; and

(ii)           administrative services related thereto. “Administrative Services” include ministerial services such as typing, record keeping, preparation and dissemination of Company reports, preparation and maintenance of records regarding Stockholders, record keeping and administration of the Company’s Distribution Reinvestment and Share Repurchase Programs, preparation and dissemination of responses to Stockholder inquiries and other communications with Stockholders and any other record keeping required for Company purposes.

110.         The compensation and reimbursements paid by the REIT to the Advisor and its Affiliates required and received the approval of a majority of Inland REIT’s directors. The Director Defendants had a responsibility to determine that such fees and reimbursements were fair and reasonable to the REIT and not less favorable to the REIT than would be available from an unaffiliated source. Pursuant to Article VII, Section 5(i) of Inland REIT’s Articles of Incorporation, “[t]he Directors shall determine from time to time and at least annually that the compensation which the REIT contracts to pay the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by these Articles and applicable state law.”

111.         For the years ended December 31, 2005 and 2006, Inland REIT paid $20.9 million and $39.5 million, respectively, as fees to the Advisor.

112.         Pursuant to the Advisory Agreement, from and after September 15, 2008, Inland REIT retained the right to acquire the entire business, affairs, operations and assets of the Advisor on the following terms:

If the Company desires to acquire the Advisor’s Business in a Business Combination, the Company shall send a written notice to the Advisor to that effect (“Election Notice”). Any agreement with respect to a Business Combination shall contain provisions providing for: (i) the termination of this Agreement and all Advisory Agreements entered into pursuant hereto and the release or waiver of all fees payable by the Company to the Advisor under the Advisory Agreements (except for the payment of fees due and payable under the Advisory Agreements for services rendered by the Advisor up to and until the consummation of the Business Combination); and (ii) the issuance of a certain number of shares of common stock of the Company as determined below (the “Shares”) to be issued to the Advisor, or its stockholders, members or other equity holders, as the case may be, in connection with the Business Combination. The Advisor represents to the Company that the Advisor has obtained the consent of its board of directors and its shareholders to a Business Combination with the Company and that Advisor will obtain similar consents from any future shareholders, members or other equity holders of the Advisor.

113.         Pursuant to the Advisory Agreement, the number of Shares to be issued by the REIT to the Advisor or its shareholders, members or other equity holders as the case may be, in connection with the contractual Business Combination discussed in the preceding paragraph would be determined by the following formula:

The net income of the Advisor for the calendar month immediately preceding the month in which the Merger Agreement is executed, as determined by an independent audit conducted in accordance with generally accepted auditing standards, shall be annualized (the “Annual Net Income”). The Annual Net Income shall then be multiplied by ninety percent (90%) and then divided by the “Funds from Operations per Weighted Average Share” of the Company. “Funds from Operations per Weighted Average Share” shall be equal to the annualized Funds from Operations, on the basis of four (4) times the Funds from Operations for the fiscal quarter immediately preceding the month in which the Merger Agreement is executed, per weighted average Share of the Company for such quarter as stated in the quarterly report on Form 10-Q of the Company given to its shareholders for such quarter. The resulting quotient shall constitute the number of Shares to be issued by the Company to the Advisor or its shareholders, members or other equity holders as the case may be, with delivery thereof and the closing of the Business Combination to occur within ninety (90) days after the date the Election Notice is given to Advisor.

2.                                      The Property Management Agreements

114.         Each of the Property Managers performs services for Inland REIT pursuant to a Property Management Agreement. Each Property Management Agreement consists of two parts: (1) a Master Management Agreement which sets forth the relationship between Inland REIT and the Property Manager; and (2) each individual property in Defendant Inland REIT’s portfolio is managed by a Property Manager pursuant to a separate Management Agreement, (collectively, the “Property Management Agreement”). Inland REIT entered into a Master Management Agreement with IWMC on September 13, 2003. Inland REIT entered into Master Management Agreements with each of INMC and ISMC on November 11, 2003. Each individual Management Agreement has an initial term ending as of December 31 in the year in which the property was acquired, and is subject to three successive three-year renewals.

115.         The duties and responsibilities of the Property Managers are enumerated in the Property Management Agreement and include, but are not limited to:

(a)                                  Property Management functions including collecting rent and other monies from tenants with respect to the properties, performing all duties of the landlord including duties relating to operation, maintenance, and day-to-day management of the properties and leases, inspecting the properties and ensuring the properties are maintained.
(b)                                 Leasing Agent functions including coordinating the leasing of the properties.
116.         In exchange for its property management services to Inland REIT, the Property Manager is entitled to a property management fee at an amount no greater than 4.5% of the gross monthly income of the property, deducted on a monthly basis. The Property Manager’s compensation could not, however, “exceed 90% of that which would be paid to unrelated parties providing such services.” It was the responsibility of the Director Defendants to review and approve compensation paid to the Property Managers.

117.         For the years ended December 31, 2006 and 2005, Inland REIT paid fees of $29.8 million and $20.7 million in the aggregate to its three Property Managers.

118.         According to the terms of the Management Agreement, from and after May of 2008, Inland REIT retained the right to acquire the entire business, affairs, operations and assets of the Property Managers on the following terms:

If the Company desires to acquire the Manager’s Business in a Business Combination, the Company shall send a written notice to the Advisor to that effect (“Election Notice”). Any agreement with respect to a Business Combination shall contain provisions providing for: (i) the termination of this Agreement and all Management Agreements entered into pursuant hereto and the release or waiver of all fees payable by the Company to the Manager under the Management Agreements (except for the payment of fees due and payable under the Management Agreements for services rendered by the Manager up to and until the consummation of the Business Combination); and (ii) the issuance of a certain number of shares of common stock of the Company as determined below (the “Shares”) to be issued to the Manager, or its stockholders, members or other equity holders, as the case may be, in connection with the Business Combination. The Manager represents to the Company that the Manager has obtained the consent of its board of directors and its shareholders to a Business Combination with the Company and that Manager will obtain similar consents from any future shareholders, members or other equity holders of the Manager.

119.         Pursuant to the Management Agreement, the number of Shares to be issued by the REIT to the Property Managers’ shareholders, in connection with the contractual Business Combination discussed in the preceding paragraph, would be determined by the following formula:

The net income of the Manager for the calendar month immediately preceding the month in which the Merger Agreement is executed, as determined by an independent audit conducted in accordance with generally accepted auditing standards, shall be annualized (the “Annual Net Income”). The Annual Net Income shall then be multiplied by ninety percent (90%) and then divided by the “Funds from Operations per Weighted Average Share” of the Company. “Funds from Operations per Weighted Average Share” shall be equal to the annualized Funds from Operations, on the basis of four (4) times the Funds from Operations for the fiscal quarter immediately preceding the month in which the Merger Agreement is executed, per weighted average Share of the Company for such quarter as stated in the quarterly report on Form 10-Q of the Company given to its shareholders for such quarter. The resulting quotient shall constitute the number of Shares to be issued by the Company to the Manager or its shareholders, members or other equity holders as the case may be, with delivery thereof and the closing of the Business Combination to occur within ninety (90) days after the date the Election Notice is given to Manager.

B.            Events Leading Up to the Merger Agreement

120.         In February 2006, Inland REIT’s Board began to consider whether to internalize the services conducted by the Advisor and Property Managers, and in connection, contemporaneously formed the Special Committee. Thereafter, Defendants Beard, Gauvreau, Gorski and Murphy(1) purportedly evaluated the possible acquisition of the Advisor and Property Managers by Inland REIT. The Special Committee conducted initial meetings in April and May 2006.

(1)           Defendant Catalano was a member of the Special Committee until he resigned on July 5, 2006 due to “then existing financial relationship” with the Advisor and its affiliates.

121.         On May 15, 2006, a financial advisor to the Advisor and Property Managers, Silver Portal Capital (“Silver Portal”), presented a financial analysis and valuation of the Advisor and Property Managers to Inland REIT’s Board of Directors and the Special Committee.

122.         Thereafter, on June 13, 2006 and June 16, 2006, respectively, the Special Committee hired Sidley Austin LLP (“Sidley”) as its legal advisor and William Blair as its financial advisor. William Blair was retained to participate in negotiating the possible Internalization as well as to opine on the fairness of the consideration to be paid in connection with the contemplated transaction.

123.         At a December 12, 2006 meeting of the Special Committee, Sidley and William Blair summarized the status of their work, and the Special Committee discussed, inter alia, the following alternatives: (1) maintaining the status quo and continuing to externalize advisory and management services under the existing agreements with the Advisor and Property Managers; (2) terminating the existing agreements and externalizing advisory and management services to new third party providers; (3) terminating the existing agreements and building internal advisory and management services through hiring; and (4) selling Inland REIT to a third party.

124.         On December 21, 2006, representatives of Sidley and William Blair met with representatives of the Advisor and Property Managers to discuss “the potential advantages of an internalization” and “the process for proceeding with negotiations should the special committee decide to do so.” The Advisor and Property Managers also provided information at this meeting concerning the “personnel and functions that would be internalized in an internalization transaction.”

125.         Three weeks later, on January 9, 2007, representatives of the Advisor and Property Managers made a presentation to the Inland REIT Board with respect to the services they were currently providing and “discussed the potential transition issues associated with terminating the advisory or property management agreements, including potential cessation of [the REIT’s] property acquisition program and the value to [the REIT] of access to property acquisition services of affiliates of the Advisor.

126.         At a January 9, 2007 meeting, the Special Committee also “discussed the advantages and disadvantages of the various strategic alternatives available to the special committee, including that acquiring [the Advisor] and Property Managers could enhance stockholder value by, among other things, positioning [the REIT] to list our shares on a national securities exchange, reducing the potential conflict due to the fact that fees paid to [the Advisor] and Property Managers are primarily based on a percentage of our real property asset base, and generating cost savings which could increase earnings and funds from operations.” The Special Committee concluded it was in the “best interest” of Inland REIT and its stockholders to “pursue further discussions regarding an internalization transaction.”

127.         Immediately after the January 9, 2007 meeting, the Special Committee met with representatives of Sidley and William Blair to discuss the “potential cost savings” and “additional possible benefits of an internalization” and to “explored the risks” of building a staff internally rather than internalizing the Advisor and Property Managers. At this meeting, William Blair also provided its “preliminary financial . . . valuation” of the Advisor and Property Managers and its analysis of the consideration that Inland REIT might pay to internalize those entities.

128.         On January 26, 2007, Defendant Gauvreau (the Chair of the Special Committee) and William Blair representatives met with Defendant Goodwin, in his capacity as the Chairman of The Inland Group, owner of the Advisor, and Thomas McGuinness, the president of the Property Managers, to discuss William Blair’s valuation and other Internalization-related issues.

129.         By February 19, 2007, the Special Committee and representatives of the Advisor and Property Managers had preliminarily agreed to the 37,500,000 shares of Inland REIT stock as the purchase price for the Internalization.

130.         On August 14, 2007, the Special Committee met telephonically with its advisors to review the final terms of the Internalization transaction and William Blair presented its updated financial analysis and opinion that the consideration to be paid by Inland REIT in connection with the transaction was financially fair to Inland REIT and its stockholders.  The Special Committee unanimously recommended Board and shareholder approval of the Merger and ancillary agreements.  Inland REIT’s Board of Directors, the Director Defendants, convened telephonically that same day and unanimously approved the Internalization.

C.            The Merger of the Advisor and the Property Managers Into Inland REIT - the Proposed Internalization.

131.         On August 17, 2007, Inland REIT publicly announced that it had entered into an agreement and plan of merger (the “Merger Agreement”) with the Advisor, the Property Managers, the Sponsor and IWEST Merger Agent, LLC, as agent for the stockholders of the Property Managers (the “Agent”)). The REIT’s shareholders were informed that Inland REIT’s Board of Directors had voted unanimously to acquire the Advisor and the Property Managers via four separate mergers of those companies with newly formed subsidiaries of the REIT (the “Internalization”) for a total consideration comprised entirely of 37,500,000 newly issued shares of Inland REIT’s common stock valued at $375 million (the “Internalization Consideration”).

132.         The purpose of the Internalization, as described in the Proxy, is to internalize the functions of the Advisor and Property Managers with and into Inland REIT.  On September 10,

the same day Defendants disseminated the Proxy, Defendant Parks, as Chairman of the Board, disseminated a letter to the shareholders stating the following (emphasis added):

On August 14, 2007, the board of directors of Inland Western Retail Real Estate Trust, Inc. voted unanimously to acquire the companies that provide us with business management and advisory services and property management services via four separate mergers, collectively referred to as the Merger. ...

As is the case with other REITs established by our sponsor, our business plan incorporates both a process for self-administration and, at a future point in time, the exploration of a liquidity event to be determined by our board of directors. A liquidity event could take the form of listing our shares on a stock exchange, merging our REIT with a publicly traded REIT, or selling our real estate assets, any one of which would provide our stockholders with an exit strategy from their investment. We believe that acquiring our Property Managers and our Business Manager/Advisor is one of the most significant steps toward achieving our goal of an effective liquidity event for our stockholders, and we expect the Merger to have a positive impact on our future financial performance.

D.            The Proxy.

133.         On September 10, 2007, Defendants filed with the SEC a Schedule 14A Proxy Statement, pursuant to Section 14(a) of the Exchange Act (“Proxy”) seeking shareholder approval of the Internalization. The shareholder vote on the Proxy is scheduled to take place on November 13, 2007 in Oak Brook, Illinois.

1.             The Proxy’s Proposals

134.         Specifically, the Proxy presented the shareholders with three proposals:

(a)                                  Ratification of the Mergers;

(b)                                 Election of seven Directors for a new term, including those who served on the special committee; and

(c)                                  Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the 2007 fiscal year.

135.         Among other things, the Proxy set out the following reasons for the proposed Internalization:

(a)                                  “Goal of Self Administration. The acquisition of our ... Advisor and Property Managers is one of the most significant steps in achieving our objective of becoming a fully self-administered REIT. The special committee believes that analysts and investors have shown a preference for self-administered REITs and, as a result, the consummation of the proposed transaction may better position us to raise capital or list our shares on a national securities exchange . . . .”

(b)                                 “Reduction of Operating Costs and Impact on Funds from Operations....we will substantially transform the costs associated with the advisory and management function to fixed costs. . . upon closing, the Merger is expected to be accretive to funds from operations by at least $0.08 per share for the first full year following the Merger . . .”

(c)                                  “Retention of Key Management Personnel. The proposed transaction will permitus to retain directly the services of key management ...”

(d)                                 “Access to Inland Affiliated Services. The special committee believes that the services provided by Inland are of a higher quality and provided at equal or lower costs than could be obtained from unaffiliated third parties..”

(Emphasis added).

136.         The Proxy also stated that the Special Committee failed to recommend pursuing alternatives to the Internalization because, among other reasons:

(a)                                  “Maintain the Status Quo. This alternative ensured continuity of operations, including the receipt of certain no cost and low cost services, and key personnel, but had the disadvantage of, among other things, requiring us to pay on-going advisory and management fees.”

(b)                                 “Hire New Third Parties to Provide Advisory and Property Management Services and Terminate Our Advisory and Property Management Agreements. The advantage of this alternative was the prospect of negotiating lower fees with third-party providers. . . The disadvantages of this alternative included, among other things, the costs associated with a lengthy transition period, the loss of the continuity and experience of ... key employees, the loss of the right to use the “Inland” name and our name and logo, and the payment of on-going advisory and management fees.”

(c)                                  “Build Advisory and Property Management Functions Internally and Terminate Our Advisory And Property Management Agreements. The benefit of this alternative was the prospect of reducing costs, on an asset basis, over time because our business management, advisory and property management costs would no longer be based on a percentage of our real property assets. The disadvantages of this alternative included, among other things, the costs associated with a lengthy transition period and risks attendant to internally developing the broad range of services provided by [Advisor and Property Managers]....”

(d)                                 “Sell Our Company to a Third Party. The potential advantage of this alternative was primarily the possibility of obtaining a premium from an acquiror of our company. The disadvantages were, among other things, the loss of no cost and low cost services provided by Inland due to a change in control and the loss of key personnel. The special committee also considered the value that self-administration could add to our company in anticipation of a public listing or liquidity event.”

(Emphasis added)

2.             Description of the Merger and the Transfer of Employees.

137.         Subject to the approval of the Internalization by Inland REIT’s shareholders, the Merger Agreement provided for the occurrence of four separate mergers wherein the Advisor and each of the three Property Managers will become wholly-owned subsidiaries of Inland REIT:

(a)                                  IWEST Acquisition 1, Inc., will merge with and into the Advisor, with the Advisor as the surviving corporation;

(b)                                 IWEST Acquisition 2, Inc., will merge with and into ISMC, with ISMC as the surviving corporation;

(c)                                  IWEST Acquisition 3, Inc., will merge with and into INMC, with INMC as the surviving corporation; and

(d)                                 IWEST Acquisition 4, Inc., will merge with and into IWMC, with IWMC as the surviving corporation.

138.         The Proxy informed shareholders that as a result of the Internalization, each surviving corporation would continue as a wholly-owned subsidiary of Inland REIT, and would succeed to all of the assets, business and liabilities of the corresponding predecessor, and certain employees of the Property Managers would become employees of the corresponding surviving corporation.  Upon the closing of the Internalization, Inland REIT would become “self-advised.”

139.         Inland REIT has no employees. In this regard, the Proxy stated that following the Internalization Inland REIT would add more than 250 employees and had entered into employment agreements with the “executive team” of Michael J. O’Hanlon, a senior vice president of the Inland REIT’s Sponsor since 2005, Defendant Grimes, Shane C. Garrison, an Inland US Management vice president since 2004, and Niall J. Byrne, a senior vice president of the Property Managers.

3.             Calculation of Internalization Consideration

140.         The Proxy informed shareholders that upon consummation of the Internalization, the stockholders of the Advisor and the Property Managers would receive newly issued shares of Inland REIT common stock “according to an exchange ratio separately calculated with respect to each [Advisor or Property Manager].” The Proxy informed shareholders that Inland REIT agreed to convey 37,500,000 shares of its common stock, valued at $10.00 per share, to the owners of the Advisor and Property Managers as consideration for the Internalization.  The Proxy stated that “the amount and form of the Merger consideration ... were determined through negotiations between us and the ... Advisor and the Property Managers.”

141.         Upon consummation of the Internalization, the Internalization Consideration will be allocated to the stockholders of the Advisor and Property Managers as follows:

(a)                                  In the merger of IWEST Acquisition 1, Inc., with and into the Advisor, each outstanding share of the capital stock of the Advisor will be converted into the right to receive 18,750,000 shares of Inland REIT common stock, and a total of 10,312,500 of these shares will be deposited into the escrow account;

(b)                                 In the merger of IWEST Acquisition 2, Inc., with and into ISMC, each outstanding share of the capital stock of ISMC will be converted into the right to receive 6,206,560 shares of Inland REIT common stock, and a total of 3,437,500 of these shares will be deposited into the escrow account;

(c)                                  In the merger of IWEST Acquisition 3, Inc., with and into INMC, each outstanding share of the capital stock of INMC will be converted into the right to receive 6,203,480 shares of our common stock, and a total of 3,437,500 of these shares will be deposited into the escrow account; and

(d)                                 In the merger of IWEST Acquisition 4, Inc., with and into IWMC, each outstanding share of the capital stock of IWMC will be converted into the right to receive 6,558,240 shares of our common stock, and a total of 3,437,500 of these shares will be deposited into the escrow account.

142.         So, under the Merger Agreement, the Internalization Consideration will be allocated and paid to the Advisor and Property Managers as follows: (a) $187,500,000 worth of Inland REIT stock (or 18,750,000 shares) to the Advisor; and (b) $189,968,280 worth of Inland REIT stock (or 18,968,280 shares) in the aggregate to the three Property Managers.(2)

(2)           The Proxy states that the $375 million of Internalization Consideration is approximate and the actual amount of Internalization Consideration is subject to adjustment.  Based on these statements taken from the Proxy, it appears that the Internalization Consideration amounts to more than $377 million worth of Inland REIT’s stock.

143.         Fifty-five percent of the Internalization Consideration will be placed into an escrow account, and the stockholders of the Advisor and Property Managers will receive 45% of the newly issued Inland REIT stock on the date that the Internalization is consummated.  Pursuant to the Merger Agreement, one-half of the escrowed Internalization Consideration is to be released one year after the Merger and the other half is to be released no later than the second anniversary of the Internalization, subject to the total amounts of any indemnification claims by Inland REIT that may be pending as of those respective release dates.

144.         If the Internalization is consummated, the majority of the approximately $375 million in Internalization Consideration will be received by certain of the Individual Defendants:

(a)                                  Defendant Goodwin will receive the lion’s share of the Internalization Consideration. As a result of the Internalization and his direct or indirect ownership of Inland REIT stock prior to the Internalization, Defendant Goodwin will own over 30 million shares of Inland Stock valued at over $300 million.

(b)                                 Defendants Parks, Gujral and Grimes will receive substantial consideration in the Internalization of shares of Inland REIT stock valued at approximately $6.8 million, $1.3 million, and $380,000 respectively. Defendant Grimes will also become an executive officer of Inland REIT.

(c)                                  Defendants Baum and Cosenza will also receive a material percentage of the Internalization Consideration through their ownership of The Inland Group and the Property Managers.

E.             The Proxy was Materially False and Misleading.

1.             The Proxy  Contained Materially  False  and Misleading  Financial Statements of the Advisor and the Property Managers.

145.         The following Table I compiles information contained in the Proxy about the Advisor’s revenues and expenses from 2004 through 2006:

TABLE I

	2006	2005	2004
Revenues
Advisor Fees	$39,500,000	$20,925,000	$—
Reimbursement of Salary and Benefits	1,018,856	1,608,420	1,502,511
Total Revenues	40,518,856	22,533,420	1,502,511
Expenses
Salary and Benefits	1,019,108	1,608,777	1,503,455
Depreciation Expenses	—	—	1,374
General and Administrative	159,680	32,686	34,557
Total Expenses	1,178,788	1,641,463	1,539,386
Income before Investment in REITs	39,340,068	20,891,957	(36,875)
Income from Investments in REITs	1,392	2,396	1,306
Income before Taxes	39,341,460	20,894,353	(35,569)
Provision for Income Taxes	15,697,242	8,336,790	(13,836)
Net Income (Loss)	$23,644,218	$12,557,563	$(21,733)

EBITDA	$39,341,460	$20,894,353	$(35,569)

146.         The following Table II compiles information contained in the Proxy about the collective consolidated financial statements of three Property Managers from 2004 through 2006:

TABLE II

	2006	2005	2004
Revenues
Management Fees	$30,046,069	$20,741,549	$5,370,242
Reimbursement of Salary and Benefits	5,312,801	2,267,891
Interest and Other Income	118,510	37,236	14,500
Total Revenues	35,477,380	23,046,676	5,384,742
Expenses
Salary and Benefits	10,828,297	6,271,855	1,114,320
Sub-management Fee	443,367	858,438	624,776
G& A, Rent, Computer Chgs.	2,610,917	1,989,165	966,883
Depreciation Expenses	135,813	77,399	24,358
Franchise Tax Expense	590,228	374,341	65,993
Interest	547
Total Expenses	14,609,169	9,571,198	2,796,330
Net Income	$20,868,211	$13,475,478	$2,588,412

EBITDA	$21,594,799	$13,927,218	$2,678,763

a.             The Advisor was Historically Overpaid in Violation of the Advisory Agreement.

147.         From the years 2005 and 2006 the Advisor has been paid over $50 million in fees to which it was not entitled under the terms of the Advisory Agreement.

148.         The Advisory Agreement provides that the Advisor was contractually required to reimburse the REIT as follows:

        REIMBURSEMENT BY ADVISOR.  The Advisor shall be obligated to reimburse the Company in the following circumstances:

(a)  On or before the 15th day after the completion of the annual audit of the Company’s financial statements for each Fiscal Year, the Advisor will reimburse the Company for the amounts, if any, (i) by which the Total Operating Expenses (including the Advisor Asset Management Fee) of the Company for such Fiscal Year exceeded the greater of: (a) 2% of the total of the Company’s Average Invested Assets for such Fiscal Year; or (b) 25% of the Net Income for such Fiscal Year; PLUS (ii) equal to any deficit between the total amount of distributions to Stockholders for such Fiscal Year and the Current Return; provided, however, that the Company may instead permit such reimbursements to be effected by a reduction in the amount of the monthly payments of compensation under Section 9(a) hereof during the balance of the Fiscal Year next following the Fiscal Year with respect to which such reimbursement is to be made; and provided, further, that only so much of such excess specified in clause (i) of this paragraph (a) need be reimbursed as the Board of Directors, including a majority of the Independent Directors of the Company, shall determine should justifiably be reimbursed in light of such unanticipated, unusual or nonrecurring factors as may have occurred within 60 days after the end of an fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceeded 2% of Average Invested Assets or 25% of Net Income, whichever is greater, and there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher Total Operating Expenses were justified.

149.         In sum, the Advisory Agreement requires that the Advisor reimburse Inland REIT for Total Operating Expenses that exceed the greater of 2% of Average Invested Assets or 25% of Net Income.  The reimbursement could be an offset to the Advisory Fee.  The Advisory Agreement defines Total Operating Expenses, Average Invested Assets and Net Income as follows:

(a)                                  “Average Invested Assets” means, for any period, the average of the aggregate Book Value of the assets of the Company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the average of such values at the end of each month during such period.
(b)                                 “Net Income” means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar noncash reserves; provided, however, that Net Income shall not include the gain from the sale of the Company’s assets.
(c)                                  “Total Operating Expenses” means the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including Advisor Asset Management Fees, but excluding:

i)                                         the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Shares;

ii)                                      interest payments;

iii)                                   taxes;

iv)                                  noncash expenditures such as depreciation, amortization and bad debt reserves;

v)                                     the Incentive Advisory Fee payable to the Advisor; and

vi)                                  Acquisition Expenses, real estate commissions on resale of Real Property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of Real Property).

150.         Had Defendants calculated fees in 2005 and 2006 in accordance with the terms of the Advisory Agreement, the Advisor was required to reimburse Inland REIT approximately $15 million in 2006 (and receive no fee), and, in 2005, the Advisor was only entitled to a fee of approximately $10 million. Instead, the Proxy (see ¶ 145, Table I) misleadingly and falsely states that the Advisor earned and was entitled to receive from Inland REIT fee payments $39.5 million in 2005 and $20.9 million in 2006.  The Proxy does not state that the fees paid did not comply with the terms of the Advisory Agreement.

151.         Furthermore, because the Advisor was required to make a reimbursement to Inland REIT in 2006, the Advisor would have had a zero or negative EBIDTA in 2006.  Instead, the Proxy (see ¶ 145, Table I) misleadingly and falsely states that the Advisor’s EBITDA was $39 million, an amount that is materially more than zero or a negative EBITDA, and does not state that the fees paid upon which EBITDA is derived did not comply with the terms of the Advisory Agreement.

b.                                       Inland REIT Improperly Reimbursed 100% of the Advisor’s Expenses.

152.         Under the terms of the Advisory Agreement, the Advisor generally has responsibility for Inland REIT’s day-to-day operations. In exchange for these and the other duties enumerated in Section 2 of the Advisory Agreement, the Advisor receives fees.  However, the Prospectus specifically states that the Advisor is to bear the expenses it incurs in connection with performing its duties under the Advisory Agreement, including:

(a)           employee expenses;

(b)           travel and other expenses of its directors, officers and employees;

(c)           rent;

(d)           telephone;

(e)           equipment expenses to the extent they relate to the office maintained by both Inland Western and the Advisor; and

(f)            miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or our other investments or relating to its performance under the advisory agreement. The Advisor is reimbursed for the cost to it and its affiliates of goods and services used for and by us and obtained from unaffiliated parties. It is also reimbursed for related administrative services.

153.         The Proxy (see ¶ 145, Table I) indicates that the Advisor was reimbursed for salary and benefits in 2005 and 2006.  Had Defendants calculated expense reimbursements to the Advisor in 2005 and 2006 in accordance with the terms of the Advisory Agreement, the Advisor would have had materially more expenses in 2005 and 2006.  Instead, the Proxy (see ¶ 145, Table I) misleadingly and falsely states that the Advisor expended only $159,000 in expenses in 2006 and $33,000 in 2005 and fails to disclose that the expenses reimbursed by Inland REIT did not comply with the terms of the Advisory Agreement.

c.                                       The Property Managers Were Paid Fees That Exceeded Market Rates.

154.         As set forth in the Property Management Agreements, the Property Managers are entitled to fees of up to 4.5% of the gross monthly income of the property.  However, under these Agreements, the Property Managers’ compensation could not exceed 90% of that which would be paid to unrelated parties providing such services (“90% of the Market Rate”).  The Property

Managers’ compensation, however, was never capped at 90% of the Market Rate and historically, the Property Managers have been compensated at above market rates in contravention of each of the Property Management Agreements.

155.         The fees charged by the Property Managers, 4.5% of gross rental income including tenant reimbursements, were above market rates for at least the following reasons:

(a)                                  The market rate for similar services as related to retail strip shopping centers is 3%, approximately one-third less than the fee percentage being charged by the Property Managers.
(b)                                 Approximately 42 % of the Company’s 306 properties owned as of December 31, 2006 were free standing triple-net leased properties, which require far less management attention, and therefore are typically managed for a fee as low as 1% to 2%.
(c)                                  The profitability of the Property Managers when measured by EBITDA as a percentage of gross revenue was 61%, which was in stark contrast to the purportedly comparable EBITA of 3-15% earned by the supposed comparable companies.  The wide gap in profit percentages is largely due to the charge of fees at markedly above-market rates and demonstrates why, as provided for in the Property Management Agreements, the Property Managers’ rates should have been no more than 90% of the Market Rate, rather than above market.
156.         The Proxy (see ¶ 146, Table II) indicates that the Property Managers were paid over $20 million and $30 million in fees in 2006 and 2005.  If the Property Managers were paid in accordance with the terms of the Property Management Agreement, the Property Managers would have had materially less income and reduced EBITDA in 2005 and 2006.  Instead, the Proxy (see ¶ 146, Table II) misleadingly and falsely states that the Property Managers properly earned and were entitled to receive from Inland REIT over $20 million in 2006 and $30 million in 2005.  The Proxy does not state that the fees paid did not comply with the terms of the Property Management Agreements.

157.         Furthermore, because the Property Managers would have had materially less income in 2005 and 2006, the Property Managers would have had a materially reduced EBITDA.

Instead, the Proxy (see ¶ 146, Table II) misleadingly and falsely states that the three Property Managers’ collective EBITDA was approximately $21 million and $14 million in 2006 and 2005 and does not state that the fees paid upon which EBITDA is derived did not comply with the terms of the Property Management Agreement.

158.         Only a proper accounting of the Property Managers’ books and records, and disclosure of the proportion of the Property Managers’ fees derived from single-tenant, triple net properties, can provide the information necessary to calculate the fees that it should have been paid consistent with market rates and in accordance with the terms of the Property Management Agreement, but undoubtedly, the aggregate overpayment of Property Managers’ fees by Inland REIT amounts to tens of millions of dollars.

2.                                      The Proxy Contained Materially False and Misleading Financial Statements About the Advisor “Foregoing” Fees.

159.         The Proxy states that “Based upon the maximum allowable advisor asset management fee of 1% of our average invested assets, maximum fees of $74.9 million, $54.9 million and $15.0 million could have been charged for the years ended December 31, 2006, 2005 and 2004, respectively.  However, we paid $39.5 million and $20.9 million for the years ended December 31, 2006 and 2005, respectively.”

160.         This statement in the Proxy is materially false and misleading because the Advisor did not “voluntarily” forego fees in the past (or took a unilateral, non-contractual, reduction in fees).  Instead, the Advisor, as set forth above in ¶¶ 147-153, was materially overpaid in 2005 and 2006, was required to make reimbursements to Inland REIT in 2006, and, failed to make those reimbursements, which material facts were not disclosed in the Proxy.

3.                                      The Proxy Contained Materially False and Misleading Statements about the Value of the Advisor and the Property Managers and the Fairness of the Internalization Consideration.

161.         The Proxy contained at least the following affirmative statements concerning the value of the Advisor and Property Managers and the corresponding fairness of the Merger and the Internalization Consideration:

(a)                                  “Because of the related-party nature of the proposed Merger, our Board formed a special committee comprised only of independent directors to consider the Merger and alternatives to such a transaction.  The special committee retained independent legal and financial advisors to assist in the evaluation and negotiation of the Merger.  The special committee also obtained a fairness opinion from its independent financial advisor, William Blair & Company, LLC, which we refer to as William Blair, which concluded that, subject to certain assumptions, limitations and qualifications set forth in the opinion, the aggregate share consideration to be paid by us pursuant to the Merger Agreement to acquire our Business Manager/Advisor and Property Managers was fair, from a financial point of view, to us and our stockholders.”

(b)                                 “Q:          How was the Merger process conducted and what was the process to determine the Merger consideration?

A:            Our Board established a special committee, comprised of four independent, non-affiliated directors, to evaluate alternatives and make recommendations with respect to the Merger.  The special committee retained. . . its own independent financial advisor, William Blair, who provided the special committee and our Board with a fairness opinion, the full text of which is attached in Appendix B.  After a more than 14 month due diligence and negotiation process, the special committee recommended entry into the Merger Agreement and approval of the Merger.”

(c)                                  “Opinion of Financial Advisor.  William Blair provided its opinion to the special committee and our Board that, as of the date of the opinion, the aggregate share consideration to be paid pursuant to the Merger Agreement to the stockholders of our Property Managers and our Business Manager/Advisor is fair, from a financial point of view, to us and our stockholders.”

(d)                                 “Summary of the Aggregate Valuation for our Business Manager/Advisor and Property Managers. William Blair performed a selected public company analysis, selected M&A transaction analysis of comparable transactions and REIT internalization transactions and a discounted cash flow analysis to determine aggregate valuation ranges for our Business Manager/Advisor and Property Managers.  Based on its analysis and results as presented above, William Blair determined that a range of aggregate enterprise values for our Business

Manager/Advisor and Property Managers ranged from $399 million to $990 million with a mean and median value of $609 million and $566 million, respectively.”

(e)                               “THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF OUR ENTRY INTO THE MERGER AGREEMENT AND APPROVAL OF THE CONTEMPLATED MERGER.”

162.       As alleged in the preceding paragraphs ¶¶ 147-158, the Defendants failed to properly calculate fees paid by Inland REIT to the Advisor and Property Managers, and reimbursements owed to Inland REIT by the Advisor, in accordance with the terms of the Advisory and Property Management Agreements. This failure resulted in the Advisor and Property Managers receiving income and revenue in 2005 and 2006 far in excess of the amounts contractually prescribed, which thereby inflated the Advisor and Property Managers’ historical financial statements and operating results. In deriving its opinion and range of purported valuation for the Advisor and Property Managers, William Blair utilized the “audited historical financial statements and those of [ ] Advisor and Property Managers for the two fiscal years ended December 31, 2005 and 2006.”

163.         Accordingly, the statements in the Proxy concerning the range of value for the Advisor and the Property Manager, the fairness of the Internalization Consideration, and the fairness of the Internalization are rendered materially false and misleading because they are based on inflated historical financial statements of the Advisor and Property Manager.

164.         The Proxy did not disclose that the Advisor and Property Managers’ profitability, revenue and income were not calculated in accordance with their respective Agreements which resulted in a material impact, to the determent of Inland REIT’s shareholders, on the calculation of the Advisor’s and Property Managers’ value. As a result of the inflated historical financial statements, the Internalization Considerations to be paid for the Advisor and Property Managers materially exceeded the actual and fair value of those entities.  These material facts were not disclosed in the Proxy.

165.         Also, the Proxy did not disclose that the valuation of the Advisor and Property Manager was based on financial statements that reflected payment of inflated and improper fees which resulted in an artificially higher valuation for these entities.  The Proxy did not provide any meaningful information, evaluation or comparison concerning the valuation of the Advisor and Property Managers which was material to a member of the Class in determining how to evaluate the self-dealing Internalization, the Internalization Consideration and in casting their vote on the Proxy.

4.                                      The Proxy Contains False and Misleading Statements About the Purchase Options.

166.         The Advisory Agreement and Property Management Agreements each include a provision, referred to as the “Purchase Options,” see ¶¶ 112-113; 118-119, supra, permitting Inland REIT to acquire, at its option, the business conducted by and assets of the Advisor and each Property Manager in exchange for a number of shares of Inland REIT common stock determined in accordance with a formula established in those Agreements. Inland REIT is permitted to exercise the purchase options beginning in May 2008 for the Property Managers and in September 2008 for the Advisor.

167.         The Proxy states that “Our Board elected not to wait and pursue the options outlined in this proxy statement whereby we could acquire our Business Manager/Advisor and Property Managers under the terms of the existing advisory agreement and property management agreement, beginning in September and May 2008, respectively, which could have resulted in approximately 54.1 million shares issued in connection with such acquisition.”

168.         Defendants improperly calculated the amount that would have been paid under the Purchase Options because they utilized bogus financial and operating results for the Advisor and Property Managers as set out in ¶¶ 147-158, supra, to derive a purchase price of over $541 million in the aggregate for the Advisor and Property Managers. If the excessive cost for the Purchase Options had been properly calculated, using un-inflated revenue and income amounts for the Advisory and Property Managers, the Purchase Options and Business Combinations would have rendered as little as zero consideration for the Defendants.

169.         Defendants’ dispensing with the Purchase Options, contrary to its misleading presentation in the Proxy, is in no way a “favor” to the shareholders and is, in fact, a way to (i) circumvent the protections afforded to shareholders under which Defendants would garner as little as no consideration for this self-dealing transaction; and (ii) to mislead the shareholders into voting for a transaction that is not a “better deal,” but rather a scheme to transfer a significant equity interest in Inland REIT from the shareholders to their perfidious fiduciaries.

170.         In addition, in calculating the purported price to be paid under the Purchase Options, Defendants utilized unaudited financial statements for the six months ended June 30, 2006, and 2007 when the Purchase Option formula required the use of audited financial statements. This material fact was not disclosed in the Proxy.

5.                                      The Proxy Failed to Disclose Material Facts About Strategic Alternatives and Shareholder’s Liquidity Events.

171.         Defendants stated that the Internalization was “the most significant step[] toward achieving our goal of an effective liquidity event” for shareholders. See ¶ 132, supra (“. . .our business plan incorporates both a process for self-administration and, at a future point in time, the exploration of a liquidity event .. . . A liquidity event could take the form of listing our shares on a stock exchange, merging our REIT with a publicly traded REIT, or selling our real estate assets, any one of which would provide our stockholders with an exit strategy from their investment. We believe that acquiring our Property Managers and our Business Manager/Advisor is one of the most significant steps toward achieving our goal of an effective liquidity event for our stockholders” (Emphasis added))

172.         These statements are false and misleading because they do not state whether or not Defendants explored any alternative to the costly Internalization that would have provided an effective liquidity event for the REIT’s shareholders that was in their best interests.

173.         These statements are also false and misleading because they do not disclose the negative impact that the Internalization will have on the shareholders if the various liquidity events stated occur or do not occur. Inland REIT shareholders were not informed in the Proxy that subsequent to other internalization transactions, by which other non-listed REITs have internalized their affiliated-advisors, those REITs have not gone forward with a listing of their shares, but instead have indefinitely postponed liquidity events or, alternatively, have been the subject of business combinations which have garnered investors virtually no value for the millions just paid for an internalized advisor. Similarly, the Proxy did not disclose whether or not the dilutive effect of the Internalization on the REIT’s shareholders would be accounted-for in the event a liquidation of assets or some other business combination occurred.

174.         The Proxy also stated that an alternative to the Internalization, the sale of the REIT to a third party, “was rejected,” but the Proxy failed to disclose whether or not the Director Defendants actually affirmatively sought out any third party offers to buy the REIT’s stock or its assets, or if Defendants received and rejected any such third-party offers.

175.         In sum, the Proxy did not provide any meaningful information, evaluation or discussion concerning the liquidity events and strategic alternatives considered by the Director

Defendants when evaluating, proposing, approving and recommending the Internalization. These facts are material to a shareholder voting to approve the costly Internalization.

6.                                      The Proxy Contains Materially False And Misleading Statements Concerning The Advisor and Property Managers’ Performance and Fees

176.         The Proxy omits material facts about the Advisor’s and Property Managers’ performance in advising and managing Inland REIT.
177.         The REIT’s Articles of Incorporation include specific criteria that the Director Defendants were to use in connection with a determination as to whether to renew the Advisory Agreement. Such criteria include:
(a)                                  the success of the Advisor and Property Managers in generating opportunities that meet the investment objectives of the Company;
(b)                                 the quality and extent of service and advice furnished by the Advisor and Property Managers;
(c)                                  the performance of the investment portfolio of the REIT, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(d)                                 the quality of the Property portfolio of the REIT in relationship to the investments generated by the Advisor for its own account.
178.         Without disclosures about items (a) - (d), which constitute an objective evaluation of the Advisor’s and Property Managers’ value and worth, the shareholders are left with an incomplete basis on which to vote in favor of the Internalization. These facts would have been material to a member of the Class in determining how to evaluate, and whether to approve, the self-dealing Internalization and Internalization Consideration.

7.                                      The Proxy Contains a False and Misleading “Fairness Opinion.”

179.         The Special Committee retained William Blair to issue a fairness opinion to the Special Committee and  Inland REIT’s  Board in  connection with the Internalization.  On

August 14, 2007, William Blair delivered to the Special Committee its oral opinion that “the consideration of approximately 37,500,000 shares of our common stock to be paid by us for the acquisition of our Business Manager/Advisor and Property Managers is fair, from a financial point of view, to us and our stockholders.” Later that same day, William Blair delivered its written opinion to the same effect (collectively, the “Fairness Opinion”).
180.         The Proxy also includes:
(a)                                  “a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion, William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the special committee and the Board the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion.”
(b)                                 And the statement that, “William Blair performed certain financial procedures, including each of the financial analyses described below in order to evaluate the fairness of the Merger consideration, from a financial point of view to us and our stockholders (other than our Business Manager/Advisor, Property Managers and their equityholders). As contemplated by the Merger Agreement, we will issue approximately 37.5 million shares in the Merger. William Blair evaluated each of the following analyses independently and on an aggregate basis in its assessment of the fairness of the proposed transaction.”
181.         The Fairness Opinion and financial analyses performed by William Blair should have given, and was intended to give, comfort to the Class that the price being paid for the Advisor and Property Managers was supported by an independent assessment of the value of the Advisor and Property Managers and the fairness of the Internalization Consideration. In the context of a self-dealing transaction, securing such an independent, meaningful assessment is critical. (See ¶ 161(a), quoting Proxy, “Because of the related-party nature of the proposed Merger, our Board formed a special committee [which]. . . retained independent legal and financial advisors to assist in the evaluation and negotiation of the Merger [and] . . . obtained a fairness opinion from its independent financial advisor, William Blair & Company, LLC.”). (Emphasis added).
182.         Instead, based on the following allegations, the Proxy’s dissemination of the fundamentally flawed and deficient Fairness Opinion and the recitation of the inadequate and wanting financial analyses performed by William Blair were materially false and misleading. It served only to misleadingly convey to the Class and shareholders the impression that some independent entity had conducted a meaningful assessment of the value of the Advisor and the Property Managers and the fairness of the Internalization Consideration.  The Individual Defendants intended by such disclosures to wrongfully cause the Class to rely on the Fairness Opinion and to cause Class members to vote in favor of the Proxy’s proposals.

a.                                       The Fairness Opinion Relied Entirely on Faulty Information From Defendants without Any Independent Verification.

183.         The Proxy stated that in “rendering its fairness opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion, including the Forecasts provided by Inland REIT’s senior management and the senior management of the Advisor and Property Managers.” Therefore, William Blair prepared its opinion based entirely on Defendants’ projections (i.e., those prepared by persons and entities personally and financially interested in the Internalization and held interests adverse those William Blair’s Fairness Opinion was intended to benefit, the shareholders).
184.         In deriving its opinion and range of purported valuation for the Advisor and Property Managers, William Blair utilized the “audited historical financial statements and those of [ ] Advisor and Property Managers for the two fiscal years ended December 31, 2005 and 2006” without any assessment as to whether or not the REIT and Advisor and the Property

Managers complied with the terms of the Advisory and Property Management Agreements or the REIT’s Articles of Incorporation, in deriving the fees paid to the Advisor and the Property Managers under those Agreements. Notwithstanding the use of audited financial statements, William Blair ignored the terms of the Agreements and that the Internalization constituted a purchase of an income stream calculated based on the terms of the Agreements. William Blair failed in connection with rendering the Fairness Opinion to review the Agreements, or ignored the terms of such Agreements, which would have revealed to William Blair the distorted and inflated historical income stream and the inflated amounts that Inland REIT paid to the Advisor and Property Managers in contravention of the Agreements.
185.         Accordingly, as alleged above in ¶¶ 147-160, the Proxy did not disclose that the Advisor and Property Managers’ profitability, revenue and income were not calculated in accordance with the Agreements, which resulted in a material impact, to the determent of Inland REIT’s shareholders, to the calculation of the Advisor and Property Managers’ value and renders the Fairness Opinion and statement of William Blair’s financial analyses false and misleading.

b.                                       The Fairness Opinion Was False and Misleading in its Use of Non-Comparable Companies and Transactions

186.         Using a selected public company analysis, William Blair calculated the enterprise value of the Advisor and Property Managers as a multiple of estimated EBITDA (earnings before interest, taxes, depreciation and amortization) for three selected real publicly traded companies with operations in the real estate industry, CB Richard Ellis Group, Inc.; Jones Lang LaSalle, Inc.; and Grubb & Ellis Company.
187.         The Proxy stated that William Blair considered these comparable companies’ EBITDAs to be the primary measure of their profitability and ultimately used that data to derive the multiples that were applied to the Advisor and Property Managers’ EBITDAs.  The following Table III compares the operations of these so-called comparable companies to those of the Advisor and Property Managers. The information contained in Table III was not disclosed in the Proxy.

TABLE III

(Dollar amounts in Millions)

Y/E	2006 Advisor	2006 Manager	June-07 Grubb & Ellis	2006 CB Richard Ellis	2006 Jones Lang LaSalle
Gross Revenues (Million)	$41	$35	$513	$4,084	$2,014
Assets	$9	$3	$258	$5,487	$1,050
Stockholders’ Equity	$—	$2	$48	$1,181	$731

EBITDA	39	22	16	629	303
EBIDTA as % of Gross Revenues	97%	61%	3%	15%	15%
EBIDTA as % of Assets	437%	720%	6%	11%	29%
EBIDTA as % of Equity	Incalculable	1080%	33%	53%	41%

188.         Table III, which compares the EBITDAs of the so-called comparable companies’ and the Advisor and Property Managers, demonstrates that the purportedly “comparable companies” are not “comparable” because the Advisor’s and Property Managers’ fees paid by Inland REIT grossly exceed those fees paid to the “comparable” companies engaged in arms-length business transactions. These material facts, including the EBITDAs of the comparable companies in contrast to those of the Advisor and Property Managers, were not contained in the Proxy.
189.         Moreover, each of the so-called “comparables” is a large, multi-office real estate service and brokerage company engaged in a much broader range of services for a diversified client base.   And, none of the purportedly comparable companies are “advisors” because their income is derived, unlike the Advisor, from hard asset operations and transactions, and their operations are completely different from those of the Advisor.  These material facts were not contained in the Proxy.

190.         The Proxy and the Fairness Opinion were materially false and misleading in that they professed that the Class could reasonably rely on an opinion of fairness that was clearly not based on comparable companies.

c.                                       The Proxy and Fairness  Opinion  Omitted  Material Facts About the Advisor’s “Forecasted” Earnings.

191.         The Proxy states that William Blair was provided and utilized:
(a)                                  “our unaudited financial statements and those of our Business Manager/Advisor and Property Managers for the six months ended June 30, 2006, and 2007” (“Unaudited Financial Statements”);
(b)                                 “certain internal business, operating and financial information and forecasts of us, our Business Manager/Advisor and Property Managers, or the Forecasts, for fiscal years 2007 through 2012 prepared by our senior management and the senior management of our Business Manager/Advisor and Property Managers” (“Forecasts”).
192.         And, in rendering its Fairness Opinion and preparing its financial analyses, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of these Unaudited Financial Statements and Forecasts, and assumed that the Forecasts would be achieved in the amounts and at the times contemplated thereby. William Blair utilized the Unaudited Financial Statements and Forecasts to derive the following financial analyses:

(a)                                  a discounted cash flow analysis of the Advisor and the Property Managers’ projected future cash flows for the period commencing on January 1, 2007 and ending December 31, 2012.

(b)                                 a discounted cash flow analysis of projected future dividends per share for the period commencing on January 1, 2007 and ending December 31, 2012.

(c)                                  certain pro forma effects resulting from the Internalization, including the potential impact of the Merger on projected FFO per share of Inland Western following the Merger, with Expected Cost Savings..

193.         The above described financial analyses were material factors considered by William Blair to arrive at its Fairness Opinion and the Proxy stated that such analysis resulted in the following range of values for the Advisor, Property Managers and the REIT:

(a)                                  “The implied range of enterprise values for our Business Manager/Advisor and the Property Managers implied by the discounted cash flow analysis ranged from approximately $481 million to $667 million with a mean and median value of $568 million and $567 million, respectively.”

(b)                                 “Using discounted cash flow methodology, William Blair calculated the present values of our projected free cash flows per share. . . .The implied range of per share equity values for us implied by the discounted cash flow analysis ranged from approximately $9.78 to $11.35 per share.”

194.         In contrast to the disclosed valuation ranges for the Advisor, Property Managers and REIT derived from the use of the Unaudited Financials and Forecasts, as the REIT’s quarterly financials for the six months ended June 30, 2007 state, only $9.5 million of gross Advisory Fees were due from Inland REIT. Given that no expenses have been charged against this $9.5 million amount and that, on an annualized basis, this represents only half of what Defendants stated the Advisor “earned” in 2006, it does not comport with the exorbitant valuation ranges presented in the Proxy.
195.         Moreover, the Proxy did not state material facts about the projections of profitability underlying the Forecasts which are material to determine the viability and probability of the Forecasts utilized to value the Advisor and Property Managers.
196.         Also, to arrive at the Forecasts, historical income statements and financials of the Advisor and Property Manager are used. As alleged above in ¶¶ 148-160, the historical income statements were false and inflated. Accordingly, Forecasts that rely on faulty historical financials suffer from the same defect and result in inflated forecasted financial performance of the Advisor and Property Managers.  These material facts were not disclosed in the Proxy.

197.         The Proxy’s statements concerning the Advisor and Property Managers’ range of value were, therefore, based on inflated amounts as it would be impossible for the Advisor to now achieve the forecast operating results for either Net Income or EBITDA represented in the Proxy to purportedly justify the valuation and amount of Internalization Consideration.
198.         The Proxy was false and misleading in that it provided no assessment or material facts about the projections of profitability underlying the Forecasts, which are material to determine the viability and probability of the projections utilized to value the Advisor and Property Mangers or opine on the Internalization Consideration. This is material information a reasonable shareholder would consider important in deciding how to vote on the Proxy.
D.            Breaches of Fiduciary Duty.

1.                                      The Fiduciary Duty Defendants.

199.         Pursuant to the Advisory Agreement, “The Advisor, on behalf of itself and its Affiliates, acknowledges that the Advisor and its Affiliates have fiduciary duties to the Company and to the Company’s Stockholders.”  According to the Prospectus dated December 21, 2004, the Advisor, the Property Managers, and the Acquisitions Company, are considered “Inland Affiliated Companies.”   Moreover, the term “Affiliate”, as defined in the Third Articles of Amendment and Restatement (“Articles of Incorporation”), dated September 20, 2006, means:

“with respect to any other Person: (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other

Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.”(3)

(3)           The Articles of Incorporation defines “Person” as “an individual, corporation, business trust, estate trust, partnership, limited liability company, association, two or more persons having join or common interest, or any other legal or commercial entity.”

200.         In addition, Inland REIT’s Articles of Incorporation state that each of the Director Defendants serves in a fiduciary capacity to the REIT and has a fiduciary duty to the shareholders of the REIT, including a specific fiduciary duty to supervise the relationship of the REIT with the Advisor.
201.         Due to their common ownership, relationship and control of the Advisor and/or Property Managers, Defendants Goodwin, Parks, Baum, Cosenza, the Property Managers, The Inland Group, and Sponsor are “Affiliates,” as that term is defined in the Articles of Incorporation.
202.         Therefore, the Advisor, the Property Managers, Individual Defendants, the Sponsor and The Inland Group (collectively referred to herein as “The Fiduciary Duty Defendants”), individually and collectively, owe and owed to Inland REIT and its shareholders the fiduciary duties of loyalty, candor, and due care in the management and administration of the affairs of Inland REIT and in the use and preservation of Inland REIT’s property and assets.

2.                                      Breaches of the Duties Owed by The Fiduciary Duty Defendants to the Shareholders.

203.         The Fiduciary Duty Defendants breached their fiduciary duties of loyalty, candor and due care by at least the following affirmative acts:

(a)                                  Causing Inland REIT to pay fees to the Advisor and Property Managers that clearly did not comply with the terms of the Advisory and Property

                                                Management Agreements, resulting in hugely excessive fees being paid to the Advisor and Property Managers;

(b)                                 Causing Inland REIT to pay unjustified and unearned fees and reimbursements to the Advisor and Property Managers that were above-market and did not compare with fees and reimbursements paid in arms-length, comparable arrangements;

(c)                                  Never considering whether the Advisory and Property Management Agreements should not be renewed or that, if renewed, its fee structure should be significantly modified and reduced.

(d)                                 Utilizing the Advisory and Property Management Agreements as vehicles for wrongful self-dealing and to further the interests of themselves and other Defendants above those of the shareholders;

(e)                                  Proposing, formulating and recommending an unfair, self-dealing Internalization;

(f)                                    Proposing, formulating and recommending an unfair, self dealing Internalization at a price that was based on false and misleading financial statements and exceeded any fair or reasonable value of the Advisor and Property Manager;

(g)                                 Failing to investigate or evaluate any strategic alternative to the Internalization in order to provide the shareholders with a more appropriate or profitable liquidity event; and

(h)                                 Causing the REIT to disseminate a false and misleading Proxy.

204.         The Fiduciary Duty Defendants put their own self interests above the best interests of the shareholders and were motivated by securing, among other things: (i) a portion of the Internalization Consideration; (ii) a substantial equity position in the REIT; and/or (iii) a guaranty of lucrative employment contracts as employees of Inland REIT.

3.                                      The Director Defendants Failed to Enforce the Provisions of the REIT’s Articles of Incorporation,  the Advisory and Property Management Agreements.

205.         Pursuant to the Articles of Incorporation, the Director Defendants are responsible for overseeing the activities and performance of the Advisor, including that:

(a)                                  “The Directors shall determine from time to time and at least annually that the compensation which the Company contracts to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by these Articles and applicable state law.
(b)                                 The Directors shall also supervise the performance of the Advisor to determine that the Advisor or a successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and to justify the compensation paid to it by the Company as well as to confirm that the provisions of such contract are being carried out.
(c)                                  It shall be the duty of the Directors to evaluate the performance of the Advisor before entering into or renewing an advisory contract. . .”
206.         In addition, it is the responsibility of the Directors to supervise the fees paid to the Advisor and the Property Managers, which are Affiliates of the Advisor:

Payments to the Advisor, its Affiliates and the Directors for services rendered in a capacity other than that as investment advisor or Director may only be made upon a determination that: (i) the compensation is not in excess of their compensation paid for any comparable services; and (ii) the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

207.         Therefore, it was incumbent on the Director Defendants to implement appropriate measures to assure that the Advisory and Property Management Agreements did not become a vehicle for wrongful self-dealing.  The Director Defendants failed to implement such measures, and consequently breached their fiduciary duties of loyalty, good faith and due care owed to Inland REIT and the Inland REIT shareholders.

208.         Each Director Defendant wrongfully and in breach of his or her fiduciary duty: (i) caused and allowed Inland REIT to pay excessive and unjustified fees to the Advisor and Property Managers; (ii) renewed annually the Advisory and Property Managers’ Agreements; and (iii) failed to take action to investigate the wrongful acts alleged herein or to put in place the proper supervision and control mechanisms that would have brought these unlawful practices to their attention.

209.         Each Director Defendant knew that the Defendants, affiliates of Inland REIT, derived substantial benefits from the Advisor’s and the Property Managers’ relationships and agreements with Inland REIT. Therefore, it was incumbent upon the Director Defendants to take prudent measures to implement internal controls and systems or other programs that would enable them to properly oversee all aspects of the Advisor’s and Property Managers’ conduct.

210.         This is particularly important in the context of the Internalization because the Purchase Option formula for determining the cost of the Advisor and Property Manager to be paid by Inland REIT used the Advisor and Property Managers’ net income, which is a function of the fees paid and expenses reimbursed by Inland REIT. Accordingly, at all times, the Director Defendants should have been aware of the fact that any activity that would falsify either the income or expenses of the Advisor or Property Managers, would work to the detriment of Inland REIT shareholders if Inland REIT were to exercise the Purchase Options.

211.         In addition, as the Advisory Agreement and Property Management Agreements drew to the point of termination, Director Defendants knew or should have known that based on Inland REIT’s own criteria for assessment of the relationship with its Advisor and Property

Managers, the Advisory Agreement and Property Management Agreements (a) should not be renewed; or (b) if renewed, should have a significantly modified fee structure that reduced the Advisor’s and Property Managers’ fees dramatically.  Because of the inherent conflicts of interest of the Defendants and the self-dealing nature of Inland REIT’s relationship with the Advisor, Property Manager, Sponsor, the Inland Group and certain Individual Defendants, the Director Defendants had a heightened responsibility in this regard.  Instead, the Director Defendants renewed the Advisory Agreement and Property Management Agreements unchanged in any respect with regard to the payment and amount of fees.

4.                                      The Fiduciary Duty Defendants Breached Their Fiduciary Duties By Abandoning the Contractually Agreed Upon Purchase Options.

212.         As alleged above, the 2003 Advisory Agreement and Property Management Agreements contemplated the possibility of an internalization transaction and set forth virtually identical formulas for determining the consideration to be paid by Inland REIT in such a transaction. See ¶¶ 112-113; 118-119, supra. Defendants, however, knowing that the Purchase Option formula would yield them almost zero consideration, abandoned the Purchase Option formula to the substantial detriment of Inland REIT’s shareholders.

213.         First, the Purchase Options become available to Inland REIT in mid-2008. The Fiduciary Duty Defendants, however, began discussing the Internalization in February 2006 and have rushed to complete it by November 2007, six months prior to the effective date of the Purchase Options.

214.         Second, in negotiating and determining the Internalization Consideration, the Fiduciary Duty Defendants completely abandon the formula contained in the Purchase Options for deriving the number of shares to be issued by the REIT to the owners of the Advisor and Property Managers. Rather, the 37,500,000 shares comprising the Internalization Consideration and the $10 per share price assigned to the REIT’s shares, resulted from negotiations among the Defendants, many of whom have material financial interest in the Internalization. This was precisely the type of conflict and self-dealing process and transaction that the Purchase Options were intended to prevent.

215.         Third, the computation of the net income to derive the consideration to be paid in connection with the Purchase Options was supposed to be “determined by an independent audit conducted in accordance with generally accepted auditing standards.” In contrast, here, no independent auditor was hired to determine the Advisor’s and Property Managers’ net incomes in connection with the proposed Internalization.

216.         Fourth, an acceleration of an internalization is inappropriate in the absence of the acceleration of a listing of the REIT’s shares on a national stock exchange. There is a disconnect between valuing the Advisor and Property Managers in a vacuum, as is being done here, without knowing what the “exit strategy” or “appropriate liquidity event” is for the shareholders. For example, if the REIT listed its shares, the value placed by the market on the REIT’s shares would provide an objective measure of the effectiveness and value of the advisory and management services that the REIT has been receiving.

217.         If The Fiduciary Duty Defendants abided by the Purchase Option formula set in place in the Advisory and Property Management Agreements, rather than circumventing it via the Internalization, Defendants would certainly not receive anywhere near $375 million in consideration. If the Purchase Option formula was applied to the corrected financial statements, the owners of the Advisor and Property Managers would actually be entitled to zero.

218.         The Fiduciary Duty Defendants’ top objective in the timing, formulation and inter-relationship of the Merger is to obtain $375 million from Inland REIT’s shareholders by diluting the stockholders’ interest through the sale to Inland REIT of the overpriced or worthless Advisor and Property Managers.  Absent these concomitant transactions, certain Individual Defendants would never have obtained this windfall for their ownership interests in the Advisor and Property Managers.

5.                                      William Blair Aided and Rendered Substantial Assistance to The Fiduciary Duty Defendants in Breaching their Fiduciary Duties Owed to the Shareholders.

219.         In formulating, negotiating and recommending the Internalization to Inland REIT’s shareholders, Inland REIT and its affiliates hired William Blair as a “financial advisor to the special committee” and to “render[] a fairness opinion.”

220.         The inclusion of William Blair’s so-called “fairness opinion” in the Proxy will mislead Inland REIT’s shareholders into thinking that the price being paid for the REIT affiliated-entities was supported by a meaningful assessment performed by an independent, third-party, and to mask and aid Defendants’ breaches of fiduciary duty.

221.         Having being intimately involved in the negotiations of, and assessments of alternatives to, the Internalization, William Blair was not independent. See ¶¶ 122-130.

222.         William Blair had three predetermined objectives of their engagement: (a) to make certain the Internalization was pursued; (b) to take any steps necessary to get the shareholders to approve the Internalization; and (c) to ensure the Internalization was consummated. This is so because over one-third of William Blair’s fee (as of June 19, 2006, just days after William Blair was initially retained) was contingent upon the consummation of the Internalization. See ¶ 51.

223.         Moreover, William Blair secured intimate knowledge, in part through its participation as advisor to the Special Committee in evaluating and negotiating the

Internalization, has had unrestricted access to financial information of the Advisor and Property Managers. However, William Blair, in preparing and rendering its financial analyses and Fairness Opinion persisted in using false and inflated financial statements provided by Defendants, without independent verification. William Blair predicated their “fairness opinion” on such false information.

224.         William Blair’s Fairness Opinion was so devoid of credibility or reliability that it only amounts to a vehicle to mask and aid Defendants’ breaches of fiduciary duty. In this regard the Fairness Opinion and financial analyses performed by William Blair gave no independent assessment of and failed to address the following material facts:

(a)                                  The Advisor’s and Property Managers’ financial statements
(b)                                 Comparable companies engaged in the advisory or real estate management industries;
(c)                                  The competitiveness of the fees charged by the Advisor and Property Manger and the reimbursement of expenses they incurred when compared to the selected comparable companies and the market in general;
(d)                                 The profitability of Inland REIT, i.e. the percentage of gross income that it brings down to the bottom line compared to the comparable companies used in the Fairness Opinion;
(e)                                  The discounts to competitive fees that should be afforded Inland REIT given the guaranteed business opportunity it affords the Advisor and Property Managers;
(f)                                    The genesis of the Advisor and the Property Managers and whether or not they can be compared to conventionally capitalized and competitively grown comparable companies;
(g)                                 The possibility that the Advisor and the Property Managers are in fact the asset of Inland REIT by virtue of Inland REIT’s complete funding of their activities since inception;
(h)                                 The potential that the Advisory Fee that was the basis for the valuation was not calculated in conformity with the terms of the Advisory Agreement as discussed in Section 147-153 above.

VII.        CLAIMS ALLEGED

COUNT I

BY THE CLASS AGAINST INLAND REIT, THE ADVISOR, THE PROPERTY
MANAGERS, THE INDIVIDUAL DEFENDANTS AND WILLIAM BLAIR FOR
VIOLATION OF SECTION 14(a) AND RULE 14a-9

225.         Plaintiff repeats and realleges the allegations above as if fully set forth herein excluding any and all allegations above not necessary to prove any element of a Section 14(a) claim.

226.         This Count is asserted under § 14(a) of the Exchange Act and Rule 14a-1 promulgated thereunder on behalf of the Class against Inland REIT, the Advisor, the Property Managers, the Individual Defendants and William Blair.

227.         Inland REIT, the Advisor, the Property Managers, Individual Defendants and William Blair, disseminated and provided information which was contained in the Proxy, allowed their names to be used in connection with the Proxy and the solicitation of votes, had a substantial financial interest in the outcome of the votes being sought by the Proxy, would have a continuing material relationship with Inland REIT following the votes on the Merger and other issues presented in the Proxy, solicited votes under the Proxy, and caused the Proxy to be disseminated to the Class through the use of the United States mails and the means and instrumentalities of interstate commerce. Section 14(a) of the Exchange Act, 15 U.S.C. §78n (a), prohibits any person soliciting a proxy from doing so “in contravention of such rules and regulations as the [Securities and Exchange] Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors.”

228.         SEC Rule 14a-9, 17 C.F.R. § 240.14a-9, promulgated pursuant to Section 14(a), prohibits the issuance of any proxy statement “which, at the time and in the light of the circumstances under which it is made, is false and misleading with respect to any material fact, or which omits to state any material fact necessary to make the statements therein not false and misleading.”

229.         Defendants Inland REIT, the Advisor, the Property Managers, the Individual Defendants and William Blair solicited proxies from the Plaintiff and members of the Class by means of a Proxy which contained false and misleading statements concerning, inter alia, the values of the Advisor and the Property Managers and how that value was derived, and omitted to state material facts which were necessary to make their statements contained therein not false and misleading, as alleged above ¶¶ 147-198.

230.         Each of the matters described in ¶¶ 147-198 would have been considered by a reasonable investor, separately as well as in the aggregate, to have been material to his or her decision in voting on the matters presented in the Proxy, and to have been a material part of the mix of information upon which such decisions were made.

231.         These misrepresented or omitted facts are material, because, under all the circumstances, there is a substantial likelihood a reasonable shareholder would consider the false or misleading statements or omitted facts important in deciding how to vote on the Proxy or a material part of the mix of information available to Class members in deciding how to exercise their voting rights.

232.         By reason of the foregoing, the Proxy is materially false and misleading, in violation of Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

233.         None of the Defendants named in this Count made a reasonable investigation or possessed reasonable grounds for the belief that the statements made in the Proxy were true,

without omissions of any material facts, and not misleading. Specifically, the Defendants named in this Count are liable under Section 14(a) of the Exchange Act for the following reasons:

(a)                                  Inland REIT, the Advisor, the Property Managers, Individual Defendants and William Blair provided material information that they knew, understood and intended would be contained in the Proxy, and that was false and misleading and/or omitted material and necessary facts. The information provided by the Advisor and Property Managers included information about their own business, finances, prospects and profitability. The Advisor, Property Manager, Inland REIT and Individual Defendants provided virtually all of the information with respect to Inland REIT, its business and finances, for which the Advisor and Property Managers effectively functioned as Inland REIT’s staff and management because Inland REIT had no employees of its own.

(b)                                 In addition, the Advisor, the Property Managers and the Individual Defendants were directly financially interested in the matters to be voted on in the Proxy, primarily the Internalization proposal

(c)                                  The Advisor, the Property Managers and William Blair allowed their names to be used in connection with the solicitation of votes regarding the matters to be voted upon in the Proxy;

(d)                                 Inland REIT was the stated author and issuer of the Proxy, directly solicited votes in connection with the matters to be voted upon in the Proxy, and permitted the use of its name both in the Proxy and in that solicitation effort;

(e)                                  The Individual Defendants, as affiliates, directors and/or officers of Inland REIT, the Advisor and the Property Managers, allowed their names to be used in the Proxy, in connection with the solicitation of votes regarding the matters to be voted upon in the Proxy, and affirmatively recommended in the Proxy that shareholders vote in favor of all of the proposals contained in the Proxy. The use of their names was not incidental, but rather material in connection with the solicitation of votes regarding all of the matters to be voted upon in the Proxy, including, but not limited to, their standing for election as directors of Inland REIT. The use of their names lent substantial and material support to the other matters to be voted upon and which were recommended for affirmative action by Inland REIT’s Board of Directors;

(f)                                    Director Defendants Beard, Gauvreau, Gorski and Murphy served on the Special Committee of the Board of Directors, which recommended the Merger to the full Inland REIT Board. Defendants Beard, Gauvreau, Gorski and Murphy allowed their names and a description of their roles, duties and activities on the Special Committee, as well as their endorsement and recommendation of the Merger, to be used in the Proxy in connection with the solicitation of votes regarding the matters to be voted upon in the Proxy;

(g)                                 Director Defendant Parks signed an accompanying explanatory letter to shareholders which was part of the Proxy solicitation materials that contained the Board’s recommendation in favor of each proposal for which proxies were being sought by Inland REIT;

(h)           Director Defendants Parks and Gujral were directly financially interested in the outcome of the votes being solicited by the Proxy because of their significant ownership interest in the Advisor; and

(i)            The Individual Defendants, the Advisor, the Property Managers, William Blair and Inland REIT, directly, or through the employ of others, solicited votes for the matters to be voted upon in the Proxy.

234.         None of the materially false and misleading statements contained in the Proxy, or material matters omitted from the Proxy, all as described above, were known to Plaintiff or the Class at the time they voted on the matters presented to them in the Proxy.

235.         As a result of these Proxy violations, the Class members are threatened with irreparable injury, for which there is no adequate remedy at law, as well as substantial economic damages.

COUNT II

BY CLASS AGAINST THE ADVISOR, THE PROPERTY MANAGERS, THE
SPONSOR, THE INLAND GROUP AND THE INDIVIDUAL DEFENDANTS FOR
VIOLATIONS OF SECTION 20(a) OF THE EXCHANGE ACT

236.         Plaintiff repeats and realleges the allegations above as if fully set forth herein excluding any and all allegations above not necessary to prove any element of a Section 20(a) claim.

237.         This Count is asserted under § 20(a) of the Exchange Act on behalf of the Class against the Advisor, the Property Managers, the Sponsor, the Inland Group and the Individual Defendants.

238.         As described in Count I, Inland REIT, the Advisor, the Property Managers, the Individual Defendants provided information which was contained in the Proxy, allowed their names to be used in connection with the Proxy and the solicitation of votes, had a substantial financial interest in the outcome of the votes being sought by the Proxy, would have a continuing material relationship with Inland REIT following the votes on the Merger and other issues presented in the Proxy, solicited votes under the Proxy, and caused the Proxy to be disseminated to the Proxy Class through the use of the United States mails and the means and instrumentalities of interstate commerce. Section 14(a) of the Exchange Act, 15 U.S.C. §78n(a), prohibits any person soliciting a proxy from doing so “in contravention of such rules and regulations as the [Securities and Exchange] Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors.”

239.         With respect to the Proxy, the Advisor, the Property Managers, the Sponsor, the Inland Group and the Individual Defendants acted as controlling persons of Inland REIT within the meaning of Section 20(a) of the Exchange Act. By reason of their positions of authority as officers and/or directors of Inland REIT, and their ability to control the activities of Inland REIT, particularly with regard to the Proxy which they caused Inland REIT to issue, and their exercise and use of that control, the Individual Defendants had the power, influence and authority to cause or prevent the wrongful conduct described herein.

240.         Based on the allegations made herein, the Advisor, the Property Managers, the Sponsor, the Inland Group and the Individual Defendants had the power, influence and authority to cause or prevent the wrongful conduct described herein.

241.         None of the materially false and misleading statements contained in the Proxy, or material matters omitted from the Proxy, all as described above, were known to Plaintiff or the Class at the time they voted on the matters presented to them in the Proxy.

COUNT III

BY THE CLASS AGAINST THE ADVISOR, THE PROPERTY MANAGERS, THE
SPONSOR, THE INLAND GROUP AND THE INDIVIDUAL DEFENDANTS, FOR
BREACH OF FIDUCIARY DUTY

242.         Plaintiff repeats and realleges the allegations above as if fully set forth herein excluding any and all allegations above not necessary to prove any elements required to state a breach of fiduciary duty claim.

243.         As alleged herein, at ¶¶ 199-202, the Advisor, the Property Managers, the Sponsor, the Inland Group and the Individual Defendants (collectively, “The Fiduciary Duty Defendants”) owe the fiduciary duties of loyalty, candor, and due care to the shareholders of Inland REIT.

244.         The Advisor, the Property Managers, the Sponsor, the Inland Group and the Individual Defendants, individually and collectively, owe and owed to the Class members the fiduciary duties of loyalty, candor, and due care in the management and administration of the affairs of Inland REIT and in the use and preservation of Inland REIT’s property and assets.

245.         Further, the Director Defendants owed a duty to the shareholders of Inland REIT to supervise the relationship of the REIT with the Advisor and the Property Managers and owed a duty to the Inland REIT shareholders not to place their own personal self-interest above the Inland REIT shareholders’ best interests. See ¶¶ 203-218.

246.         To discharge their duties, The Fiduciary Duty Defendants were required to exercise prudent supervision over Inland REIT’s management, policies, practices, controls, and financial and corporate affairs.

247.         As alleged herein at ¶¶ 199-218, each of The Fiduciary Duty Defendants breached his or her fiduciary duties to the Class members and permitted and caused Inland REIT to enter into Advisory and Property Management Agreements and the proposed Merger and Internalization, which placed The Fiduciary Duty Defendants’ personal self-interests above the Class members’ best interests.

248.         The shareholders suffered injury to their individual economic interests and their voting rights as a result of the wrongful conduct of the Advisor, the Property Managers, the Sponsor, the Inland Group and the Individual Defendants, who received unfair benefits, at the expense of the shareholders.

249.         As a direct and proximate result of those breaches of fiduciary duties, the Class members have suffered damages.

COUNT IV

BY THE CLASS AGAINST INDIVIDUAL DEFENDANTS, THE INLAND GROUP, THE
SPONSOR, THE ADVISOR, THE PROPERTY MANAGERS AND WILLIAM BLAIR
FOR AIDING AND ABETTING BREACH OF FIDUCIARY DUTY

250.         Plaintiff repeats and realleges the allegations above as if fully set forth herein excluding any and all allegations above not necessary to prove any elements required to state a claim of aiding and abetting a breach of fiduciary duty.

251.         By their conduct complained of herein, The Fiduciary Duty Defendants have breached fiduciary duties of loyalty and due care to the members of the Class. The Fiduciary Duty Defendants owe and owed to the Class members the fiduciary duties of loyalty, candor, and due care in the management and administration of the affairs of Inland REIT and in the use and preservation of Inland REIT’s property and assets, and/or a duty to supervise the relationship of the REIT with the Advisor and Property Managers and not to place their own personal self- interest above the Inland REIT shareholders’ best interests.

252.         As alleged herein, The Fiduciary Duty Defendants did not act alone in their scheme.

253.         The Individual Defendants, The Inland Group, the Sponsor, the Advisor, the Property Managers and William Blair knowingly aided and abetted the breaches of fiduciary duty committed by The Fiduciary Duty Defendants to the detriment of the Class. Indeed, the Merger Agreement could not have been entered into without the active participation of the Individual Defendants, The Inland Group, the Sponsor, the Advisor, the Property Managers and/or William Blair. Not only was the Internalization adverse to the interests of the Class, but The Inland Group, the Sponsor and Individual Defendants, the owners of the Advisor, the Property Managers and William Blair, are the beneficiaries of the wrongs complained of and have been unjustly enriched.

254.         The Individual Defendants, The Inland Group, the Sponsor, the Advisor, the Property Managers and William Blair were at all times aware of the fiduciary duties being breached by The Fiduciary Duty Defendants. The Individual Defendants, The Inland Group, the Sponsor, the Advisor, the Property Managers and William Blair knew or should have known that The Fiduciary Duty Defendants owed “a fiduciary duty to the Stockholders of the REIT, including a specific fiduciary duty to supervise the relationship of the REIT with the Advisor.” Moreover, the Individual Defendants, The Inland Group, the Sponsor, the Advisor, the Property Managers and William Blair knew or should have known that affiliates of the Advisor (see ¶¶ 199-202) owed fiduciary duties to the shareholders.

255.         The Individual Defendants, The Inland Group, the Sponsor, the Advisor, the Property Managers and William Blair knew: (a) that Inland REIT, Individual Defendants, the Advisor, the Property Managers and/or William Blair disseminated a Proxy which contained false and misleading statements concerning, inter alia, the value of the Advisor and how that value was derived, and omitted to state material facts which were necessary to make their statements contained therein not false and misleading, as alleged above; and (b) that The Fiduciary Duty Defendants were breaching their fiduciary duties to Inland REIT and the shareholders by, among other things, see ¶¶ 203-218; (i) causing the shareholders and Inland REIT to pay excessive and unearned fees to the Advisor and Property Managers; (ii) formulating and proposing the Internalization; and (iii) disseminating the false and misleading Proxy.

256.         The Individual Defendants, The Inland Group, the Sponsor, the Advisor, and the Property Managers rendered substantial and knowing assistance to each other in the breaches of their fiduciary duties to the shareholders by, among other things:

(a)           using Inland REIT as the instrumentality and means to effect the Merger Agreement and Internalization for the benefit of themselves and to the detriment of the shareholders;

(b)           retaining, instructing and encouraging the preparers of the so-called fairness opinions to distort the value of the Advisor and the Property Managers;

(c)           failing to implement appropriate measures to ensure that the Advisor and the Advisory Agreement and the Property Managers and the Property Management Agreements did not become vehicles for wrongful self-dealing;

(d)           jointly preparing and disseminating a false and misleading Proxy;

(e)           soliciting each stockholder’s vote pursuant to the Proxy; and

(f)            rendering substantial and knowing assistance to the wrongful self-dealing by the Individual Defendants.

257.         William Blair rendered substantial and knowing assistance to The Fiduciary Duty

Defendants in their breaches of their fiduciary duties to the shareholders by, among other things, see ¶¶ 219-224:

(a)           Preparing and disseminating financial analyses and a Fairness Opinion using inflated financial statements supplied by Defendants without verification or otherwise testing the validity of these financial statements, including but not limited to, failing to determine whether the obviously inflated and excessive fees paid to the Advisor and Property Managers in 2005 and 2006 comported and were consistent with the compensation provisions of the Advisor’s and Property Managers’ Agreements with Inland REIT.

(b)           Preparing and disseminating financial analyses and a Fairness Opinion inappropriate and non- “comparable” companies.

(c)           Preparing and disseminating a Fairness Opinion that was devoid of credibility, provided no assessment or material facts about the projections of profitability underlying the Advisor’s and Property Managers’ Forecasts and provided no reasonable basis on which a shareholder could assess the fairness of the Internalization or Internalization Consideration.

258.         By their conduct complained of herein, The Individual Defendants, The Inland Group, the Sponsor, the Advisor, the Property Managers and William Blair are liable for aiding and abetting the breaches of fiduciary duties.

259.         As a direct and proximate result of the aiding and abetting of the breaches of fiduciary duties, the Class members have suffered damages.

COUNT V

DERIVATIVE CLAIM AGAINST THE ADVISOR, THE PROPERTY MANAGERS AND
THE INDIVIDUAL DEFENDANTS FOR BREACH OF FIDUCIARY DUTY

260.         Plaintiff repeats and realleges the allegations above as if fully set forth herein excluding any and all allegations above not necessary to prove any elements required to state a breach of fiduciary duty claim.

261.         The Individual Defendants and the Advisor owe Inland REIT fiduciary obligations. The Inland REIT Articles of Incorporation state that “[t]he Directors serve in a fiduciary capacity to the Company” and that “[t]he Advisor has a fiduciary responsibility to the Company.”

262.         By reason of his, her or its fiduciary relationships, each Individual Defendant and the Advisor owed and owe Inland REIT the highest obligation of good faith, fair dealing, loyalty and due care, discharging their duties in a manner the director or officer reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.  Md. Code, Corp. & Assoc, §2-405.1.

263.         The Advisor, and Individual Defendants, each owe and owed to Inland REIT the fiduciary duties of loyalty, candor, and due care in the management and administration of the affairs of Inland REIT and in the use and preservation of Inland REIT’s property and assets. Further, said defendants owed a duty to Inland REIT not to waste its assets and not to place their own personal self-interest above Inland REIT’s best interests.

264.         To discharge those duties, the Advisor, and the Individual Defendants, individually and collectively, were required to exercise prudent supervision over Inland REIT’s management, policies, practices, controls, and financial and corporate affairs.

265.         As alleged herein, the Advisor and the Individual Defendants breached his, her or its fiduciary duties to Inland REIT by permitting and causing the Advisor to proceed with the courses of action described herein which materially harmed Inland REIT.

266.         As alleged above, the Advisor and the Individual Defendants, individually and collectively, also breached his, her, or its fiduciary duties to preserve and not to waste Inland REIT’s assets by conducting Inland REIT’s business in a way that benefited their interests and financially damaged Inland REIT.

267.         As a direct and proximate result of the wrongful conduct alleged above, Inland REIT suffered economic injuries in an amount to be determined at trial.

COUNT VI

DERIVATIVE CLAIM AGAINST THE ADVISOR AND THE PROPERTY MANAGERS
FOR UNJUST ENRICHMENT

268.         Plaintiff repeats and realleges the allegations above as if fully set forth herein excluding any and all allegations above not necessary to prove any elements required to state an unjust enrichment claim.

269.         As alleged above, the Advisor and the Property Managers have a substantial financial interest in the outcome of the votes being sought by the allegedly false and misleading Proxy and have a continuing material relationship with Inland REIT following the Internalization. Regardless of whether the Internalization proposal is approved, the Advisor and the Property Managers continue to be unjustly enriched at the expense of and to the detriment of the REIT and its shareholders.

270.         Accordingly, the Advisor and the Property Managers should be required to disgorge all excessive fees, improper expense reimbursements and other compensation obtained by them, and each of them, from their wrongful conduct, breach of contract and fiduciary breaches described herein.

COUNT VII

DERIVATIVE CLAIM AGAINST THE ADVISOR AND THE PROPERTY MANAGERS
FOR BREACH OF CONTRACT

271.         In accordance with the terms of the Advisory Agreement and the Property Management Agreements (see ¶¶ 105-119), the Advisor and Property Managers were entitled to compensation, including fees and reimbursements, from Inland REIT for the performance of services rendered to Inland REIT.

272.         By the conduct complained of herein, the Advisor and Property Managers violated the terms of the Advisory Agreement and Property Management Agreements by: (a) improperly calculating the Advisory Fees and reimbursements paid by Inland REIT under the terms of the Advisory Agreement (see ¶¶ 147-151); (b) improperly charging Inland REIT for all of the Advisor’s expenses (see ¶¶ 152-153); (c) charging Inland REIT fees that exceeded market rates (see ¶¶ 154-158); and (d) circumventing and failing to comply with the Purchase Options (see ¶¶ 156-170).

273.         As a direct and proximate result of these breaches of the Advisor and Property Management Agreements, Inland REIT has suffered damages.

VIII.        REQUEST FOR RELIEF

WHEREFORE, Plaintiff respectfully requests that the Court enter judgment as follows:

A.            An order certifying the Class as set forth herein and designating Plaintiff as the representative thereof;

B.            An order declaring the Proxy to be materially false and misleading in violation of Section 14(a) of the Exchange Act;

C.            An order declaring the conduct of the Defendants to be in violation of law as set forth herein;

D.            An order declaring any authorizations secured by Defendants pursuant to the false and misleading Proxy to be null and void (including the rescission of all Employment Agreements entered into in furtherance of the Internalization);

E.             An order awarding Plaintiff and members of the Class compensation for the damages which they have sustained as a result of Defendants’ unlawful conduct;

F.             An order awarding Inland REIT damages it has suffered as a result of the wrongful conduct committed by the Individual Defendants, the Sponsor, the Inland Group, the Advisor and the Property Managers, as set forth in Counts V, VI and VII.

G.            An order declaring the Merger, including the merger agreements with the Advisor and the Property Managers, null and void;

H.            An order awarding Plaintiff reasonable attorneys’ fees, experts’ fees, interest and costs of suit; and

I.              Such other and further relief as this Court may deem just.

IX.           JURY DEMAND

Plaintiff demands a trial by jury on all claims so triable.

Dated:  November 1, 2007

Respectfully submitted,
WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLC

/s/ Adam J. Levitt

Adam J. Levitt
55 West Monroe Street, Suite 1111
Chicago, Illinois 60603
Telephone: (312) 984-0000
Facsimile: (312) 984-0001
Email: levitt@whafh.com

Nicholas E. Chimicles
Kimberly M. Donaldson
Kimberly L. Kimmel
CHIMICLES & TIKELLIS LLP
One Haverford Centre
361 West Lancaster Avenue
Haverford, Pennsylvania 19041
Telephone: (610) 642-8500
Facsimile: (610) 649-3633

Lawrence A. Sucharow
Joseph Sternberg
Aya Bouchedid
LABATON SUCHAROW LLP
140 Broadway
New York, New York 10005
Telephone: (212) 907-0700
Facsimile: (212) 818-0477

Lawrence P. Kolker
Alexander Schmidt
Alexandra R. Silverberg
WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP
270 Madison Avenue
New York, New York 10016
Telephone: (212) 545-4600
Facsimile: (212) 545-4653

Counsel to City of St. Clair Shores-General Employees Retirement System

Michael J. VanOverbeke
Thomas C. Michaud
VANOVERBEKE MICHAUD & TIMMONY, P.C.
79 Alfred Street
Detroit, Michigan 48201
Telephone: (313) 578-1200
Facsimile: (313) 578-1201

Additional Counsel to City of St. Clair Shores- General Employees Retirement System